EXHIBIT 4.4

[AMENDED AND RESTATED] GRANTOR TRUST AGREEMENT

between

WORLD OMNI [SELECT] AUTO [RECEIVABLES] TRUST 20[ ]-[ ],
as Grantor,

and

[    ],
as Grantor Trust Trustee

Dated [    ], 20[    ]

This [AMENDED AND RESTATED] GRANTOR TRUST AGREEMENT1, dated as of [               ], 20[   ] (this “Agreement”), is between WORLD OMNI [SELECT] Auto [Receivables] Trust 20[ ]-[ ], a Delaware statutory trust, as grantor (the “Grantor”), and [                              ], a [                              ], as grantor trust trustee and not in its individual capacity (the “Grantor Trust Trustee”).

[WHEREAS, the Grantor and the Grantor Trust Trustee previously entered into a certain Trust Agreement, dated [               ], 20[   ] [(the “Initial Grantor Trust Agreement”)], that contemplated this Trust Agreement; and

WHEREAS, the Grantor and the Grantor Trust Trustee desire hereby to amend and restate the [Initial Grantor Trust Agreement] in its entirety.]

NOW, THEREFORE, the Grantor and the Grantor Trust Trustee hereby agree and the Sponsor acknowledges and agrees as follows:

Article I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1            Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Part I of Appendix A to the Sale and Servicing Agreement, dated as of the date hereof (the “Sale and Servicing Agreement”), among the Grantor, as issuing entity, [the Grantor Trust,] World Omni Auto Receivables LLC, as depositor, and World Omni Financial Corp., as servicer. All references herein to “the Agreement” or “this Agreement” are to this Agreement as it may be amended, supplemented or modified from time to time, the exhibits and schedules hereto and the capitalized terms used herein, which are defined in Part I of such Appendix A, and all references herein to articles, sections and subsections are to articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

Article II
ORGANIZATION

Section 2.1            Name. The Grantor Trust continued hereby shall be known as World Omni [Select] Auto [Receivables] Grantor Trust 20[ ]-[ ], in which name the Grantor Trust Trustee and, solely to the extent provided in the Administration Agreement, the Administrator may conduct the business of the Grantor Trust. [The Grantor Trust shall obtain and maintain qualification to transact business in the State of Alabama. For the purpose of qualifying to transaction business in the State of Alabama, the Trust may adopt the fictitious name of “World Omni [Select] Auto [Receivables] Grantor Trust 20[ ]-[ ] (Inc.)” and may conduct business of the Trust in the State of Alabama under such fictitious name.] The Grantor Trust Trustee may make and execute contracts and other instruments on behalf of the Grantor Trust and sue and be sued on behalf of the Grantor Trust. The Grantor Trust Trustee has filed the Grantor Trust Certificate of Trust on behalf of the Grantor Trust pursuant to Section 3810(a) of the Statutory Trust Act.

1 Note To be utilized if underlying grantor trust is included in an issuance.

Section 2.2            Office. The office of the Grantor Trust shall be in care of the Grantor Trust Trustee at the Corporate Trust Office or at such other address in Delaware as the Grantor Trust Trustee may designate by written notice to the Grantor Trust Certificateholder and the Grantor.

Section 2.3            Purposes and Powers. The purpose of the Grantor Trust is to engage in the following activities, and the Grantor Trust shall have the power and authority, and is hereby authorized and empowered without further trust action:

(a)           [to acquire the Receivables from the Grantor and to manage and hold the Receivables and the related Contracts;

(b)           to issue the Grantor Trust Certificate pursuant to this Agreement;

(c)           to assign, grant, transfer, pledge, mortgage and convey the Grantor Trust Collateral pursuant to the terms of the Indenture (including the filing of financing statements in connection therewith) and to hold, manage and distribute to the Grantor Trust Certificateholder, pursuant to the terms of this Agreement, the Sale and Servicing Agreement and the Indenture, any portion of the Grantor Trust Collateral released from the lien of, and remitted to the Grantor Trust pursuant to, the Indenture;

(d)          to enter into and perform its obligations and exercise its rights under the Basic Documents to which it is to be a party and any additional agreement, document, letter or undertaking executed in connection with the Basic Documents or the transactions described therein to which it is a party;

(e)           to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including entering into interest rate swaps and caps and other derivative instruments; and

(f)           subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Grantor Trust Collateral and the making of distributions to the Grantor Trust Certificateholder.]

The Grantor Trust is hereby authorized to engage in the foregoing activities. The Grantor Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents. Notwithstanding anything to the contrary in this Agreement or in any other document, neither the Grantor Trust nor the Grantor Trust Trustee (nor any agent of either person) shall be authorized or empowered to acquire any other investments, reinvest any proceeds of the Grantor Trust or engage in activities other than the foregoing, and, in particular neither the Trust nor the Grantor Trust Trustee (nor any agent of either person) shall be authorized or empowered to do anything that would cause the Grantor Trust to fail to qualify as a grantor trust for U.S. federal income tax purposes.

Section 2.4           Appointment of Grantor Trust Trustee. The Grantor hereby appoints the Grantor Trust Trustee as trustee of the Grantor Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Statutory Trust Act.

Section 2.5            Initial Capital Contribution of Grantor Trust Collateral. In accordance with Section 3802(a) of the Statutory Trust Act, the Grantor has not made, and is not required to make, a contribution to the Grantor Trust; provided that the Grantor may make a contribution to the Grantor Trust at its discretion. [The Grantor Trust Trustee hereby declares that it will hold any such contribution, which shall constitute the initial Grantor Trust Collateral.] The Grantor shall pay organizational expenses of the Grantor Trust as they may arise or shall, upon the request of the Grantor Trust Trustee, promptly reimburse the Grantor Trust Trustee for any such expenses paid by the Grantor Trust Trustee.

Section 2.6           Declaration of Trust. The Grantor Trust Trustee hereby declares that it shall hold the Grantor Trust Collateral in the name of the Grantor Trust and not in the Grantor Trust Trustee’s name for the Grantor Trust, except as required by and in accordance with [Section 2.8], in trust upon and subject to the conditions set forth herein for the use and benefit of the Grantor Trust Certificateholder, subject to the obligations of the Grantor Trust under the Basic Documents. It is the intention of the parties hereto that the Grantor Trust constitute a statutory trust under the Statutory Trust Act, that this Agreement constitute the governing instrument of such statutory trust and that the Grantor Trust Certificate represents the entire undivided beneficial interest therein. The rights of the Grantor Trust Certificateholder shall be determined as set forth herein and in the Statutory Trust Act and the relationship between the parties hereto created by this Agreement shall not constitute indebtedness for any purpose. Effective as of the date hereof, the Grantor Trust Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Act with respect to accomplishing the purposes of the Grantor Trust. Any action taken on behalf of the Grantor Trust prior to the date hereof with respect to the filing of financing statements, the Certificate of Trust, a qualification to do business in the State of Alabama or any other similar qualification or license in any other state or jurisdiction, if applicable, is hereby ratified.

Section 2.7           Liability of the Grantor Trust Certificateholder. Grantor Trust Certificateholder shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

Section 2.8            Title to Trust Property. Legal title to all of the Grantor Trust Collateral shall be vested at all times in the Grantor Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Grantor Trust Collateral to be vested in a trustee or trustees, in which case title shall be deemed to be transferred to and vested in the Grantor Trust Trustee, a co-trustee or a separate trustee, as the case may be; provided that in no event shall title to, or any ownership interest in, any part of the Grantor Trust Collateral be vested in the name of the Grantor Trust Trustee without the express prior written consent of the Grantor Trust Trustee (which may be withheld or conditioned by the Grantor Trust Trustee for any reason in good faith). Any such trustee shall take such part of the Grantor Trust Collateral subject to the security interest of the Indenture Trustee therein established under the Indenture. Any such trustee’s acceptance of its appointment shall constitute acknowledgment of such security interest and shall constitute a Grant to the Indenture Trustee of a security interest in all property held by such trustee. The Administrator, on behalf of any such trustee, shall prepare and file all such financing statements naming the Grantor Trust as debtor that are necessary or advisable to perfect, make effective or continue the lien and security interest of the Indenture Trustee.

Section 2.9            Situs of Trust. The Trust shall be located and administered in the States of Delaware [or New York]. All bank accounts maintained by the Grantor Trust Trustee on behalf of the Grantor Trust shall be located in the State of Delaware [or the State of New York]. The Grantor Trust shall not have any employees in any State other than the State of Delaware; provided, however, that nothing herein shall restrict or prohibit the Grantor Trust Trustee from having employees within or without the State of Delaware. Payments shall be received by the Grantor Trust only in the State of Delaware [or the State of New York], and payments shall be made by the Grantor Trust only from the State of Delaware [or the State of New York]. The only office of the Grantor Trust shall be the Corporate Trust Office of the Grantor Trust Trustee in the State of Delaware.

Section 2.10           Representations and Warranties of the Grantor. The Grantor hereby represents and warrants to the Grantor Trust Trustee that:

(a)           The Grantor has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

(b)           The Grantor is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary material licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications except where the failure to be so qualified or to have obtained such licenses or approvals would not have a material adverse effect on the Grantor’s earnings, business affairs or business prospects.

(c)           The Grantor has the power and authority to execute and deliver this Agreement and carry out its terms, the Grantor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Grantor Trust and the Grantor has duly authorized such sale and assignment and deposit to the Grantor Trust by all necessary statutory trust action; and the execution, delivery and performance of this Agreement have been duly authorized by the Grantor by all necessary statutory trust action.

(d)           The consummation of the transactions contemplated by this Agreement and any other Basic Document to which the Grantor is a party, and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a Default under, the Trust Agreement or the Certificate of Trust; (ii) breach, conflict with or violate any of the material terms or provisions of, or constitute (with our without the lapse of time) a Default under, any indenture, agreement or other instrument to which the Grantor is a party or by which it is bound; (iii) result in the creation or imposition of any Lien upon any of the Grantor’s properties pursuant to the terms of any such indenture, agreement or other instrument, other than pursuant to the Basic Documents, or (iv) to the best of the Grantor’s knowledge, violate any law, order, rule or regulation applicable to the Grantor of any court or of any federal or state body, administrative agency or other governmental instrumentality having jurisdiction over the Grantor or its properties, except, in the case of clauses (ii), (iii) and (iv), for such breaches, defaults, conflicts, liens or violations that would not have a material adverse effect on the Grantor’s earnings, business affairs or business prospects.

(e)           To the Grantor’s best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Grantor or its properties: (i) asserting the invalidity of this Agreement or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Grantor Trust Certificate or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Grantor of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents or (iv) involving the Grantor and which might materially and adversely affect the U.S. federal, state and local and income and franchise tax characterization or attributes of the Grantor Trust or the Grantor Trust Certificate.

Section 2.11          Tax Treatment. The Grantor and Grantor Trust Trustee, by entering into this Agreement, express their intention that the Grantor Trust will be treated, for U.S. federal income tax purposes, as a grantor trust and it is neither the purpose nor the intent of the parties hereto to create a partnership, joint venture or association taxable as a corporation. If the Grantor is not the sole owner of the Grantor Trust Certificate, through sale of the Grantor Trust Certificate or otherwise, the Grantor and the Grantor Trust Trustee, by entering into this Agreement, and the Grantor Trust Certificateholder, by acquiring the Grantor Trust Certificate or interest therein, (i) express their intention that the Grantor Trust Certificate will, for U.S. federal income tax purposes, qualify as an interest in a grantor trust and (ii) unless otherwise required by the appropriate taxing authorities, agree to treat the Grantor Trust Certificate as an interest in an entity as described in clause (i) of this Section 2.11 for U.S. federal income tax purposes. The parties agree that, unless otherwise required by appropriate tax authorities, the Grantor Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with such characterization of the Grantor Trust for such tax purposes. In furtherance of the foregoing, (i) the purpose of the Grantor Trust shall be to protect and conserve the assets of the Grantor Trust, and the Grantor Trust shall not at any time engage in or carry on any kind of business or any kind of commercial or investment activity other than as expressly permitted by this Agreement and (ii) the Grantor Trust and Grantor Trust Trustee (and any agent of either person) shall take, or refrain from taking, all such action as is necessary to maintain the status of the Grantor Trust as a grantor trust. Notwithstanding anything to the contrary in this Agreement or otherwise, neither the Grantor Trust nor the Grantor Trust Trustee (nor any agent of either person) shall (1) acquire any assets or dispose of any portion of the Grantor Trust other than pursuant to the specific provisions of this Agreement, (2) vary the investment of the Grantor Trust within the meaning of Treasury Regulation Section 301.7701-4(c) or (3) substitute new investments or reinvest so as to enable the Trust to take advantage of variations in the market to improve the investment of the Grantor Trust Certificateholder. The Grantor Trust Trustee shall not have any authority to manage, control, use, sell, dispose of or otherwise deal with any part of the Grantor Trust property except (i) as required by the express terms of this Agreement in accordance with the powers granted to or the authority conferred upon the Grantor Trust Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents or (iii) in accordance with any document or instruction delivered to the Grantor Trust Trustee pursuant to Section 6.4.

Section 2.12          Rights under Basic Documents. Each of the parties hereto acknowledges and agrees that the Grantor Trust Certificateholder shall, on behalf of the Grantor Trust, be entitled to enforce or exercise any rights, remedies or powers of the Grantor Trust under the Basic Documents, any amendments or other modifications thereto, and any documents, certificates, agreements or other documents contemplated thereby, including, without limitation, rights and powers in connection with any approvals, consents, waivers, instructions, directions and establishment and administration of bank accounts on behalf of the Grantor Trust with respect to any matters under any such Basic Document.

Article III
THE CERTIFICATES

Section 3.1            Initial Grantor Trust Certificate Ownership. Since the formation of the Grantor Trust, the Grantor has been the sole beneficiary of the Grantor Trust and on the [Initial] Closing Date, the Grantor shall be designated as the initial Grantor Trust Certificateholder.

Section 3.2             Form of the Grantor Trust Certificate.

(a)           The Grantor Trust Certificate, upon original issuance, shall be issued in the form of Exhibit A hereto.

(b)           The Grantor Trust Certificate shall be issued without any principal balance or notional amount.

(c)           [Reserved].

(d)           [Reserved].

(e)           The Grantor Trust Certificate shall represent the entire undivided beneficial interest in the Grantor Trust. The Grantor Trust Certificate shall be executed on behalf of the Grantor Trust by manual or facsimile signature of a Responsible Officer of the Grantor Trust Trustee. A Grantor Trust Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Grantor Trust, shall be duly issued, fully paid and non-assessable beneficial interests in the Grantor Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of the Grantor Trust Certificate or did not hold such offices at the date of authentication and delivery of the Grantor Trust Certificate.

(f)           The Grantor Trust Certificate shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) all as determined by the officers executing the Grantor Trust Certificate, as evidenced by their execution of the Grantor Trust Certificate. The Grantor Trust Certificate shall be issued in fully-registered form.

(g)           The terms of the Grantor Trust Certificate set forth in Exhibit A shall form part of this Agreement. The Holder of the Grantor Trust Certificate, by its acceptance of the entire undivided beneficial interest in the Grantor Trust Certificate, shall be deemed to have made the representations and agreements set forth in Exhibit A. Each transferee of the Grantor Trust Certificate shall deliver an investment letter in the form attached hereto as Exhibit B to the Grantor Trust Trustee and the Grantor.

Section 3.3            Execution, Authentication and Delivery. Concurrently with the contribution of the [Initial] Receivables and related Contracts to the Grantor Trust pursuant to the [Receivables Contribution Agreement], the Grantor Trust Trustee shall cause the Grantor Trust Certificate representing the entire undivided beneficial interest in the Grantor Trust to be executed on behalf of the Grantor Trust, authenticated and delivered to or upon the written order of the Grantor, signed by an Authorized Officer without further statutory trust action by the Grantor. Such Grantor Trust Certificate shall be issued to [and held by] the Grantor or an Affiliate of the Grantor, as the initial Holder of the Grantor Trust Certificate [and held by the Indenture Trustee]. The Grantor Trust Certificate shall not entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on the Grantor Trust Certificate the certificate of authentication substantially in the form set forth in Exhibit A, executed by the Grantor Trust Trustee or the Grantor Trust Trustee’s authenticating agent, by manual signature. Such authentication shall constitute conclusive evidence that the Grantor Trust Certificate has been duly authenticated and delivered hereunder. The Grantor Trust Certificate shall be dated the date of its authentication.

Section 3.4             Registration of the Grantor Trust Certificate; Registration of Transfer and Exchange of the Grantor Trust Certificate.

(a)            The Grantor hereby appoints [                              ] as initial Grantor Trust Certificate Registrar, and in such capacity, or any successor certificate registrar thereof (such entity, the “Grantor Trust Certificate Registrar”), as an agent for the Grantor Trust, shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a register (such register, the “Grantor Trust Certificate Register”), in which, subject to such reasonable regulations as it may prescribe, the Grantor Trust Certificate Registrar shall provide for the registration of the Grantor Trust Certificate and of transfers and exchanges of the Grantor Trust Certificate as provided herein. Upon any resignation of a Grantor Trust Certificate Registrar, the Grantor shall promptly appoint a successor or, if it elects not to make such an appointment, any court of competent jurisdiction may appoint a successor Grantor Trust Certificate Registrar. The entries in the Grantor Trust Certificate Register shall be conclusive absent manifest error, and the Grantor Trust, the Grantor Trust Trustee, the Grantor Trust Certificate Registrar and the Paying Agent shall treat the Person whose name is recorded in the Grantor Trust Certificate Register pursuant to the terms hereof as the Grantor Trust Certificateholder hereunder for all purposes of this Agreement. This Section 3.4 shall be construed so that the Grantor Trust Certificate under this Agreement is at all times maintained in “registered form” within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations. The Grantor Trust Certificate Registrar shall record all distributions made to the Grantor Trust Certificateholder with respect to the Grantor Trust’s assets.

(b)           Upon surrender for registration of transfer of the Grantor Trust Certificate at the office or agency maintained pursuant to Section 3.8 and upon compliance with the provisions of this Agreement relating to such transfer, the Grantor Trust Trustee shall execute on behalf of the Grantor Trust, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, a new Grantor Trust Certificate dated the date of authentication by the Grantor Trust Trustee or any authenticating agent.

(c)           [Reserved].

(d)           The Grantor Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Grantor Trust Trustee and the Grantor Trust Certificate Registrar duly executed by the Grantor Trust Certificateholder or his attorney duly authorized in writing and such other documents and instruments as may be required by Section 3.4(b). The Grantor Trust Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed or otherwise disposed of by the Grantor Trust Trustee or Grantor Trust Certificate Registrar in accordance with its customary practice.

(e)           The Grantor Trust Trustee or the Grantor Trust Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed and any other expenses of the Grantor Trust Trustee or the Grantor Trust Certificate Registrar in connection with any transfer or exchange of the Grantor Trust Certificate.

(f)            The Grantor Trust Certificate may not be acquired or held by or for the account of a Benefit Plan Investor other than an “insurance company general account,” as defined in Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), whose underlying assets include less than 25% “plan assets” subject to ERISA, who is not and is not an affiliate of a person that has discretionary authority or control with respect to such assets or provides investment advice for a fee (direct or indirect) with respect to the assets of the Trust, and for which the purchase and holding of Grantor Trust Certificate is eligible and satisfies all conditions for relief under PTCE 95-60. The Grantor Trust Certificate also may not be acquired or held by or for the account of any other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) (including non-U.S. or governmental plans) if such acquisition and holding would result in a violation of any Similar Law.

(g)           Each Certificateholder that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Grantor Trust Trustee, the Grantor Trust Certificate Registrar and Paying Agent on or prior to the date such person becomes a Certificateholder under this Agreement (and from time to time thereafter upon the reasonable request of the Grantor Trust Trustee, the Grantor Trust Certificate Registrar or Paying Agent), executed originals of Internal Revenue Service Form W-9 (or applicable successor form) certifying that such Certificateholder is exempt from U.S. federal backup withholding tax. If the Grantor Trust Certificateholder that would be subject to U.S. federal withholding tax imposed by FATCA were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), then the Grantor Trust Certificateholder shall deliver to the Administrator or any person designated by the Grantor (individually or collectively as the context may require, the “FATCA Administrator”) at the time or times prescribed by law and at such time or times reasonably requested by the FATCA Administrator such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the FATCA Administrator to comply with FATCA and to determine that the Grantor Trust Certificateholder has complied with such person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment to such person.

(h)           No transfer of a Grantor Trust Certificate shall be permitted if such transfer is effected through an established securities market or secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and any regulation thereunder.

(i)            Each prospective transferee of the Grantor Trust Certificate understands that the Grantor Trust Certificate is being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Grantor Trust Certificate has not been and will not be registered under the Securities Act, and, if in the future the transferee decides to offer, resell, pledge or otherwise transfer the Grantor Trust Certificate, the Grantor Trust Certificate may only be offered, resold, pledged or otherwise transferred in accordance with this Agreement and the applicable legend on such Grantor Trust Certificate set forth below.

(j)            Each transferee of the Grantor Trust Certificate understands that an investment in the Grantor Trust Certificate involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. Each transferee acknowledges that it has had access to such financial and other information concerning the Grantor Trust and the Grantor Trust Certificate as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Grantor Trust Certificate. Each transferee acknowledges that it has such knowledge and experience in financial and business matters that the transferee is capable of evaluating the merits and risks of its investment in the Grantor Trust Certificate, and the transferee and any accounts for which it is acting are each able to bear the economic risk of the holder’s or of its investment.

(k)           No transferee of a Grantor Trust Certificate will offer, transfer, pledge, sell or otherwise dispose of the Grantor Trust Certificate or any interest in the Grantor Trust Certificate to any Person in any manner, or solicit any offer to buy, transfer or otherwise dispose of the Grantor Trust Certificate or any interest in the Grantor Trust Certificate from any Person in any manner, or make any general solicitation by means of general advertising or in any other manner, or take any other action that would constitute a distribution of the Grantor Trust Certificate under the Securities Act or that would render the disposition of the Grantor Trust Certificate a violation of Section 5 of the Securities Act or any other applicable securities laws or require registration pursuant thereto, and will not authorize any Person to act on its behalf, in such manner with respect to the Grantor Trust Certificate.

(l)            In connection with the transfer of the Grantor Trust Certificate, the Grantor Trust shall determine in its sole discretion that the transfer complies with the requirements of Section 3.4(g) and 3.4(h) of this Agreement.

(m)          Each prospective transferee of the Grantor Trust Certificate shall acknowledge that the Grantor Trust, the Grantor Trust Trustee, Grantor Trust Certificate Registrar, any initial purchaser or placement agent and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties and agreements in this Section 3.4 and agree that if any of the acknowledgements, representations, warranties or agreements made by it in connection with its purchase of the Grantor Trust Certificate are no longer accurate, the transferee will promptly notify the Grantor Trust, the Grantor Trust Trustee and any initial purchaser or placement agent.

(n)           The Grantor Trust Certificateholder and each transferee of a Grantor Trust Certificate acknowledges that the Grantor Trust Certificate will bear a legend substantially in the form of the legend appearing in the form of Grantor Trust Certificate attached hereto as Exhibit A.

(o)           Any transferee agrees that any purported transfer of the Grantor Trust Certificate that is not made in accordance with the restrictions set forth herein will be null and void from the beginning and will not be given effect for any purpose thereunder.

(p)          Any prospective transferee of the Grantor Trust Certificate acknowledges and represents that it is acquiring the Grantor Trust Certificate in whole and not in part and that it is not the Grantor Trust Trustee.

Section 3.5             Mutilated, Destroyed, Lost or Stolen Grantor Trust Certificate.

(a)           If (i) a mutilated Grantor Trust Certificate is surrendered to the Grantor Trust Certificate Registrar, or the Grantor Trust Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of the Grantor Trust Certificate, and (ii) there is delivered to the Grantor Trust Certificate Registrar, the Grantor Trust Trustee and the Grantor Trust such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of actual knowledge of a Responsible Officer of the Grantor Trust Certificate Registrar or the Grantor Trust Trustee that the Grantor Trust Certificate has been acquired by a protected purchaser, the Grantor Trust Trustee shall execute on behalf of the Grantor Trust, and the Grantor Trust Trustee shall authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in exchange for or in lieu of the mutilated, destroyed, lost or stolen Grantor Trust Certificate, a replacement Grantor Trust Certificate; provided, however, that the destroyed, lost or stolen Grantor Trust Certificate, but not a mutilated Grantor Trust Certificate, shall have become or within seven (7) days shall be payable, then, instead of issuing a replacement Grantor Trust Certificate, Paying Agent may make distributions to the registered Holder of such destroyed, lost or stolen Grantor Trust Certificate when so payable.

(b)           If, after the delivery of a replacement Grantor Trust Certificate or payment in respect of a destroyed, lost or stolen Grantor Trust Certificate pursuant to Section 3.5(a), a protected purchaser of the original Grantor Trust Certificate in lieu of which such replacement Grantor Trust Certificate was issued presents for payment or distribution such original Grantor Trust Certificate, the Grantor Trust Certificate Registrar shall be entitled to recover such replacement Grantor Trust Certificate (and any distributions or payments made with respect thereto) or such payment or distribution from the Person to whom it was delivered or any Person taking such replacement Grantor Trust Certificate from such Person to whom such replacement Grantor Trust Certificate was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Grantor Trust Certificate Registrar in connection therewith.

(c)           In connection with the issuance of a replacement Grantor Trust Certificate under this Section 3.5, the Grantor Trust Trustee and the Grantor Trust Certificate Registrar may require the payment by the Holder of the Grantor Trust Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Grantor Trust Trustee and the Grantor Trust Certificate Registrar) connected therewith.

(d)          A duplicate Grantor Trust Certificate issued pursuant to this Section 3.5 in replacement of a mutilated, destroyed, lost or stolen Grantor Trust Certificate shall constitute an original beneficial interest in the Grantor Trust, whether or not the mutilated, destroyed, lost or stolen Grantor Trust Certificate shall be found at any time or be enforced by anyone, and shall be entitled to all the benefits of this Agreement.

(e)           The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of a mutilated, destroyed, lost or stolen Grantor Trust Certificate.

Section 3.6            The Grantor Trust Certificateholder. Subject to the provisions of Section 3.4, prior to due presentation of the Grantor Trust Certificate for registration of transfer, the Grantor Trust Trustee or the Grantor Trust Certificate Registrar and any Paying Agent may treat the Person in whose name the Grantor Trust Certificate is registered in the Grantor Trust Certificate Register as the Grantor Trust Certificateholder of such Grantor Trust Certificate for the purpose of receiving distributions pursuant to Article V and for all other purposes whatsoever, and neither the Grantor Trust Trustee nor the Grantor Trust Certificate Registrar and the Paying Agent shall be affected by any notice to the contrary.

Section 3.7            Access to Grantor Trust Certificateholder’s Name and Address. The Grantor Trust Certificate Registrar shall furnish or cause to be furnished to the Paying Agent and the Grantor, within fifteen (15) days after receipt by the Grantor Trust Certificate Registrar of a written request therefor from the Paying Agent or the Grantor in writing, the name and address of the Grantor Trust Certificateholder as of the most recent Record Date. The Holder, by receiving and holding the Grantor Trust Certificate, shall be deemed to have agreed not to hold any of the Paying Agent, the Grantor, the Grantor Trust Certificate Registrar or the Grantor Trust Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 3.8           Maintenance of Corporate Trust Office and Records. The Grantor Trust Trustee shall maintain an office or offices or agency or agencies where notices and demands to or upon the Grantor Trust Trustee in respect of the Grantor Trust Certificate and the Basic Documents may be served. The Grantor Trust Trustee initially designates its [Corporate Trust Office][office located at [                  ]], as its principal office for such purposes. The Grantor Trust Trustee shall give prompt written notice to the Grantor, the Paying Agent and the Grantor Trust Certificateholder of any change in the location of the Grantor Trust Trustee or any such office or agency. The Grantor Trust Trustee shall maintain (or cause to be maintained) copies of all documents, instructions, notices and any other writings (in hard copy or electronic form), delivered to the Grantor Trust Trustee by any Person with respect to the Grantor Trust. The Certificate Registrar shall maintain an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Grantor Trust Certificate and the Basic Documents may be served.  The Certificate Registrar initially designates its [Corporate Trust Office][office located at [                  ]], as its principal office for such purposes.  The Certificate Registrar shall give prompt written notice to the Grantor, the Paying Agent, the Grantor Trust Trustee and the Grantor Trust Certificateholder of any change in the location of the Certificate Register or any such office or agency.

Section 3.9            Appointment of Paying Agent. The Paying Agent shall initially be the [Grantor Trust Trustee][Indenture Trustee], and any co-paying agent chosen by the Grantor Trust Trustee. The [Grantor Trust Trustee][Indenture Trustee] shall be permitted to resign as Paying Agent upon thirty (30) days’ written notice to the Administrator. If the [Grantor Trust Trustee][Indenture Trustee] shall no longer be the Paying Agent, the [Grantor Trust Trustee][Indenture Trustee], upon receipt of written direction from the Administrator shall appoint a successor to act as Paying Agent (which shall be a bank, insurance company or trust company). The Administrator shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrator to execute and deliver to the Grantor Trust Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Grantor Trust Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent shall hold all sums, if any, held by it for payment to the Grantor Trust Certificateholder in trust for the benefit of the Grantor Trust Certificateholder entitled thereto until such sums shall be paid to the Grantor Trust Certificateholder. The Paying Agent shall return all unclaimed funds to the Grantor Trust Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Grantor Trust Trustee. Each of the protections, exculpations, limitations on liability, immunities and rights of the Grantor Trust Trustee, including without limitation pursuant to the provisions of Sections 6.3, 6.6, 6.7 and 6.9 shall apply to the Grantor Trust Trustee also in its role as Paying Agent or Grantor Trust Certificate Registrar for so long as the Grantor Trust Trustee shall act as Paying Agent or Grantor Trust Certificate Registrar and, to the extent applicable, to any other paying agent, Grantor Trust Certificate Registrar or authenticating agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 3.10          Grantor as Grantor Trust Certificateholder. The Grantor in its individual or any other capacity may become the owner or pledgee of the Grantor Trust Certificate and may otherwise deal with the Grantor Trust Trustee and the Grantor Trust Certificate Registrar or any of such party’s respective Affiliates as if it were not the Grantor.

Section 3.11          Rule 144A Information. The Grantor shall, during any period in which a purchaser of the Grantor Trust Certificate holds such Grantor Trust Certificate and in which the Grantor is not subject to Sections 13 or 15(d) of the Exchange Act, make available, upon request, to the Holder of the Grantor Trust Certificate in connection with any sale thereof and any prospective purchaser of the Grantor Trust Certificate from such Holder, the information specified in Rule 144A(d)(4) under the Act.

Article IV

ACTIONS BY GRANTOR TRUST TRUSTEE

Section 4.1            Prior Notice to Grantor Trust Certificateholder with Respect to Certain Matters. The Grantor Trust Trustee shall not take action with respect to the following matters, unless (i) the Grantor Trust Trustee shall have notified the Grantor Trust Certificateholder in writing (with a copy to the Grantor) of the proposed action at least ten (10) days (or such shorter period as is acceptable to the Grantor Trust Certificateholder) before the taking of such action, and (ii) the Grantor Trust Certificateholder shall not have notified the Grantor Trust Trustee in writing prior to the 10th day (or such shorter period acceptable to the Grantor Trust Certificateholder) after such notice is given that the Grantor Trust Certificateholder has withheld consent or provided alternative direction:

(a)           the initiation of any material claim or lawsuit by the Grantor Trust (other than an action by the Indenture Trustee or an action to collect on a Receivable) and the compromise of any material action, proceeding, investigation, claim or lawsuit brought by or against the Grantor Trust (other than an action by the Indenture Trustee or an action to collect on a Receivable);

(b)          except as may be required under the Statutory Trust Act, the election by the Trust to file an amendment to the Grantor Trust Certificate of the Grantor Trust filed with the Delaware Secretary of State;

(c)           the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(d)           the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Grantor Trust Certificateholder;

(e)          the amendment, change or modification of the Administration Agreement, Servicing Agreement, the [Receivables Contribution Agreement], the Indenture or any other Basic Document to which the Grantor Trust is a party, except to cure any ambiguity or to add, amend or supplement any provision in a manner that would not materially adversely affect the interests of the Grantor Trust Certificateholder; or

(f)            the appointment pursuant to the Indenture or the Administration Agreement, as applicable, of a successor Note Registrar, Paying Agent for the Notes or Indenture Trustee or, pursuant to this Agreement, of a successor Grantor Trust Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent for the Notes, Indenture Trustee or Grantor Trust Certificate Registrar of its obligations under the Indenture, the Administration Agreement or this Agreement, as applicable.

(g)           [Without first obtaining an Opinion of Counsel to the effect that such action will not, for U.S. federal income tax purposes, cause the Grantor Trust to be taxable as other than a “grantor trust” for U.S. federal income tax purposes, the Grantor Trust shall not, and neither the Grantor Trust nor anyone acting on behalf of the Grantor Trust shall have the power or authority to, cause the Grantor Trust to:

(i)              exchange any portion of the Grantor Trust Collateral for other property following the date hereof (other than as set forth in the Basic Documents, clause (ii) below or cash to be distributed in accordance with Article V or Article IX);

(ii)              acquire any other property with, or otherwise reinvest, any distributions, income or proceeds received with respect to the Grantor Trust’s investments, including any proceeds from the sale of any such investment, other than Eligible Investments maturing before the Business Day immediately prior to the Payment Date related to the then current Collection Period;

(iii)            accept any contributions of cash or property following the date hereof, except pursuant to the Basic Documents or as unanimously directed by or consented to in writing by the Grantor Trust Certificateholder;

(iv)            agree to receive, or negotiate for, any financing with which to acquire any investments;

(v)            exercise any rights or otherwise take any action under or with respect to any Receivable, other than its entry into the related Basic Documents, the exercise of its rights and the performance of its obligations thereunder, and the performance of such ministerial functions with respect to the Receivables as may be expressly contemplated thereunder; or

(vi)            otherwise acquire or agree to acquire, by contribution, purchase, exchange, borrowing, or otherwise, any cash or property following the date hereof, other than any proceeds (including proceeds of Receivables permitted to be sold by, or purchased or repurchased from, the Grantor Trust for cash as permitted under the Basic Documents) received with respect to the existing Grantor Trust Collateral (which may only be invested in accordance with clause (ii) above) as of the date hereof.

(vii)           Section 4.1(g) is intended to ensure that neither the Grantor Trust nor anyone acting on behalf of the Grantor Trust has the power to vary the Grantor Trust’s investments within the meaning of Treasury Regulations § 301.7701 4(c) and shall be interpreted and applied consistently with such intent.]

Section 4.2            Action by Grantor Trust Certificateholder with Respect to Certain Matters. The Grantor Trust Trustee shall not have the power, except upon the written direction of the Grantor Trust Certificateholder, to remove the Servicer under the Sale and Servicing Agreement pursuant to Article V thereof or, except as expressly provided in the Basic Documents, sell the Receivables and related Contracts or any interest therein prior to the termination of the Indenture. The Grantor Trust Trustee shall take the actions referred to in the preceding sentence only upon written instruction signed by the Grantor Trust Certificateholder.

Section 4.3            Action by Grantor Trust Certificateholder with Respect to Bankruptcy. To the fullest extent permitted by applicable law, the Grantor Trust Trustee shall not have any power to, and shall not, (i) institute proceedings to have the Grantor Trust declared or adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the Grantor Trust, (iii) file a petition or consent to a petition seeking reorganization or relief on behalf of the Grantor Trust under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Grantor Trust or a substantial portion of the assets of the Grantor Trust, (v) make any assignment for the benefit of the Grantor Trust’s creditors, (vi) cause the Grantor Trust to admit in writing its inability to pay its debts generally as they become due, or (vii) take any action, or cause the Grantor Trust to take any action, in furtherance of any of the foregoing (any of the above, a “Bankruptcy Action”). So long as the Indenture remains in effect, the Grantor Trust Certificateholder shall not have the power to take, and shall not take, any Bankruptcy Action with respect to the Trust or direct the Grantor Trust Trustee to take any Bankruptcy Action with respect to the Grantor Trust; provided that nothing contained herein shall prevent the Grantor Trust Trustee from filing a proof of claim in any such proceeding.

Section 4.4            Restrictions on Grantor Trust Certificateholder’s Power. The Grantor Trust Certificateholder shall not direct the Grantor Trust Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Grantor Trust or the Grantor Trust Trustee under this Agreement, including Section 2.3, or any of the other Basic Documents, nor shall the Grantor Trust Trustee be obligated to follow any such direction, if given. The Grantor Trust Certificateholder shall not and shall not direct the Grantor Trust Trustee to take action that would violate the provisions of Section 6.1 and, if given, the Grantor Trust Trustee shall not be obligated to follow any such direction.

Article V
CERTAIN DUTIES

Section 5.1            Accounting and Reports to the Grantor Trust Certificateholder, the Internal Revenue Service and Others; Distributions.

(a)           The Grantor Trust Trustee shall maintain (or cause to be maintained) the books of the Grantor Trust on a calendar year basis on the accrual method of accounting, deliver to the Grantor Trust Certificateholder, as may be required by the Code and applicable Treasury Regulations or otherwise, such information in the possession or control of the Grantor Trust Trustee as may be required to enable the Grantor Trust Certificateholder to prepare its federal income tax return, file such tax returns relating to the Grantor Trust and make such elections as may from time to time be required or appropriate under any applicable State or federal statute or rule or regulation thereunder so as to maintain the Grantor Trust’s characterization as an entity described in Section 2.11 for U.S. federal income tax purposes, cause such tax returns to be signed in the manner required by law and collect or cause to be collected any withholding tax as described in and in accordance with Section 5.3 with respect to income or distributions to the Grantor Trust Certificateholder. The Grantor Trust Trustee shall annually cause to be sent to the Grantor Trust Certificateholder a separate statement setting forth the Grantor Trust Certificateholder’s share of items of income, gain, loss, deduction or credit and will instruct the Grantor Trust Certificateholder to report such items on its federal income tax return. The Administrator shall prepare or cause to be prepared the returns and information required by Treasury Regulations Section 1.671-5, as well as any other applicable provisions of law, to be provided and filed, as applicable, in the manner prescribed therein.

(b)           On or before the [Initial] Closing Date, the Administrator shall cause the Collection Account to be established pursuant to [Section 8.02] of the Indenture. All distributions with respect to the Grantor Trust Certificate shall be made to the Collection Account.

Section 5.2            Tax Returns; Other Tax Matters. The Administrator shall prepare and the Grantor Trust Trustee shall sign on behalf of the Grantor Trust any and all applicable tax returns of the Grantor Trust, unless applicable law requires the Grantor Trust Certificateholder to sign such documents, in which case the Grantor Trust Certificateholder hereby agrees to sign such document and to cooperate fully with the reasonable requests of the Grantor Trust Trustee with respect thereto.

Section 5.3             Withholding Tax

If any withholding tax is imposed on the Grantor Trust’s payment (or allocations of income) to the Grantor Trust Certificateholder, such tax shall reduce the amount otherwise distributable to the Grantor Trust Certificateholder; provided that the Paying Agent shall not have an obligation to withhold any such amount if and for so long as the Grantor is the sole Grantor Trust Certificateholder. The Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Grantor Trust Certificateholders sufficient funds for the payment of any tax that is legally payable by the Trust (but such authorization shall not prevent the Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to the Grantor Trust Certificateholder shall be treated as cash distributed to the Grantor Trust Certificateholder at the time it is withheld by the Grantor Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a Grantor Trust Certificateholder that is not a U.S. Person), the Grantor Trust Trustee or the Paying Agent, upon notification from the Grantor Trust Trustee that the appropriate tax forms have not been received by the Grantor Trust Trustee, may withhold such amounts in accordance with this Section. If the Grantor Trust Certificateholder wishes to apply for a refund of any such withholding tax, the Paying Agent shall reasonably cooperate with such the Grantor Trust Certificateholder in making such claim so long as the Grantor Trust Certificateholder agrees to reimburse the Paying Agent for any out-of-pocket expenses incurred.

Article VI
THE GRANTOR TRUST TRUSTEE

Section 6.1             Duties of Grantor Trust Trustee.

(a)           The Grantor Trust Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement and the other Basic Documents, including the administration of the Grantor Trust in the interest of the Grantor Trust Certificateholder, subject to the [Basic] Documents and in accordance with the provisions of this Agreement. No implied covenants, obligations or duties (including fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Grantor Trust, shall be read into this Agreement. The Grantor Trust Trustee shall have no duty or obligation to perform the duties and obligations of the Grantor Trust and shall act only at the written direction of the Grantor Trust Certificateholder and, to the extent expressly provided herein, the Administrator or the Grantor with respect to the duties of the Grantor Trust.

(b)          Notwithstanding the foregoing, the Grantor Trust Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Grantor Trust or the Grantor Trust Trustee hereunder or under any other Basic Document, and the Grantor Trust Trustee shall not be responsible for monitoring or supervising or performing the duties and obligations of the Administrator and shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

(c)           In the absence of bad faith on its part, the Grantor Trust Trustee may conclusively rely upon certificates or opinions furnished to the Grantor Trust Trustee and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein; provided, however, that the Grantor Trust Trustee shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Agreement.

(d)           The Grantor Trust Trustee may not be relieved from liability for its own negligence or willful misconduct, except that:

(i)              this Section 6.1(d) shall not limit the effect of Section 6.1(a) or 6.1(b);

(ii)             the Grantor Trust Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Grantor Trust Trustee; and

(iii)            the Grantor Trust Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.1, Section 4.2 or Section 4.4.

(e)           Monies received by the Grantor Trust Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law. Such funds shall be held (i) in a non-interest bearing trust account and (ii) uninvested and the Grantor Trust Trustee shall not be liable for any interest thereon.

(f)            The Grantor Trust Trustee shall have no responsibility to record this Agreement or any other Basic Document, to prepare or file any financing or continuation statement or amendment in any public office at any time or otherwise to perfect or maintain the perfection of any ownership or security interest or lien or to prepare or file any qualification to do business, or tax filings, securities law filings or other filings or reports or to monitor or cause the Grantor Trust to comply with Regulation RR, to the extent Regulation RR is applicable to the Grantor Trust. The Grantor Trust Trustee nevertheless agrees that it will promptly take all action as may be necessary to discharge any liens on any part of the Grantor Trust Collateral that result from actions by, or claims against, the Grantor Trust Trustee that are not related to the ownership or the administration of the Grantor Trust Collateral.

(g)           The Grantor Trust Trustee shall not take any action that (i) is inconsistent with the purposes of the Grantor Trust set forth in Section 2.3 or (ii) would, to the actual knowledge of a Responsible Officer of the Grantor Trust Trustee, cause the Grantor Trust to fail to qualify as a grantor trust for U.S. federal income tax purposes. The Grantor Trust Certificateholder shall not direct the Grantor Trust Trustee to take any action or themselves take any action that would violate the provisions of this Section 6.1.

Section 6.2            Rights of Grantor Trust Trustee. The Grantor Trust Trustee is authorized and directed to execute and deliver the Basic Documents, each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Grantor Trust or the Grantor Trust Trustee is to be a party and any additional agreement, document, letter or undertaking to be entered into in connection with the Basic Documents or the transactions described therein to which the Grantor Trust or the Grantor Trust Trustee is to be a party, each as presented to the Grantor Trust Trustee by the Grantor or its counsel and in such form as the Grantor shall approve as evidenced conclusively by the Grantor Trust Trustee’s execution thereof. The Grantor Trust Trustee is authorized to execute such additional documents and amendments to the Basic Documents as it shall be directed in writing by the Administrator, the Servicer or the Grantor. In addition to the foregoing, the Grantor Trust Trustee is authorized, but shall not be obligated, to take all actions required of the Grantor Trust pursuant to the Basic Documents. The Grantor Trust Trustee is further authorized from time to time to take such action as the Grantor, the Grantor Trust Certificateholder or the Administrator recommends and directs in writing with respect to the Basic Documents.

Section 6.3          Acceptance of Trusts and Duties. Except as otherwise provided in this Article VI, in accepting the trusts hereby created, [                              ] acts solely as Grantor Trust Trustee hereunder and not in its individual capacity and all Persons having any claim against the Grantor Trust Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Grantor Trust Collateral for payment or satisfaction thereof. The Grantor Trust Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Grantor Trust Trustee also agrees to disburse all monies actually received by it constituting part of the Grantor Trust Collateral upon the terms of the Basic Documents. The Grantor Trust Trustee shall not be liable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own negligence or willful misconduct (including where such willful negligence or willful misconduct results in non-compliance with any covenant or agreement of the Grantor Trust Trustee herein), (ii) for its failure to discharge liens on the Grantor Trust Collateral that result from actions by or claims against it that are unrelated to the ownership or administration of the Grantor Trust Collateral, (iii) the inaccuracy of any representation or warranty contained in Section 6.6 and expressly made by the Grantor Trust Trustee, or (iv) for U.S. federal or state taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by the Grantor Trust Trustee in connection with this Agreement or any of the Basic Documents. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)           the Grantor Trust Trustee shall at no time have any responsibility or liability for, or with respect to, the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for, or with respect to, the sufficiency of the Grantor Trust Collateral or its ability to generate the payments to be distributed to Grantor Trust Certificateholder under this Agreement or to Noteholders under the Indenture, including: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Grantor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Servicer or any sub-servicer taken in the name of the Grantor Trust Trustee;

(b)           the Grantor Trust Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Grantor, the Administrator or the Grantor Trust Certificateholder;

(c)           no provision of this Agreement or any other Basic Document shall require the Grantor Trust Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder or under any other Basic Document, if the Grantor Trust Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity reasonably satisfactory to the Grantor Trust Trustee against such risk or liability is not reasonably assured or provided to it;

(d)           under no circumstances shall the Grantor Trust Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes, or for any Grantor Trust representation, warranty, covenant or obligation under the Basic Documents;

(e)           the Grantor Trust Trustee shall not be responsible for or in respect of and makes no representation as to the accuracy, validity or sufficiency of any provision of this Agreement other than as explicitly set forth herein or for the due execution hereof by the Grantor or for the form, character, genuineness, sufficiency, value or validity of any of the Grantor Trust Collateral or for, or in respect of, the validity or sufficiency of the Notes, the Grantor Trust Certificate (other than the certificate of authentication on the Grantor Trust Certificate), the other Basic Documents, any Receivables or any related documents, and the Grantor Trust Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to the Grantor Trust Certificateholder or any other person, other than as expressly provided for herein and in the other Basic Documents;

(f)            the Grantor Trust Trustee shall not be liable for the Default or misconduct of the Administrator, the Indenture Trustee, the Grantor or the Servicer under any of the Basic Documents or otherwise, nor shall the Grantor Trust Trustee be liable for any delay in the performance or failure to perform its duties if such failure is a result of another party failing to perform their responsibilities. The Grantor Trust Trustee shall have no obligation or liability to perform the obligations of the Grantor Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture, the Grantor under this Agreement or the Servicer under the Sale and Servicing Agreement and the Grantor Trust Trustee may assume performance by the Administrator, the Grantor, the Indenture Trustee and the Servicer absent written notice to or actual knowledge of a Responsible Officer of the Grantor Trust Trustee to the contrary;

(g)           the Grantor Trust Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any of the Grantor Trust Certificateholder or the Administrator, unless the Grantor Trust Certificateholder or the Administrator has offered to the Grantor Trust Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Grantor Trust Trustee therein or thereby. The right of the Grantor Trust Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Grantor Trust Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(h)           notwithstanding anything to the contrary herein or any other Basic Document, the Grantor Trust Trustee shall not be required to execute, deliver or certify on behalf of the Grantor Trust or any other Person, any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002;

(i)            to the fullest extent permitted by law and notwithstanding anything in this Agreement to the contrary, the Grantor Trust Trustee shall not be personally liable for (x) special, consequential, indirect or punitive damages, however styled, including lost profits, (y) the acts or omissions of any nominee, correspondent, clearing agency or securities depository through which it holds the Trust’s securities or assets or (z) for the acts or omissions of brokers or dealers;

(j)            the Grantor Trust Trustee shall not be liable or responsible for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, any force majeure event, including but not limited to strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, interruptions, nuclear or natural catastrophes, epidemics or pandemics or similar events, or acts of God, power outages, loss or malfunctions of utilities, communications or computer (software and hardware) services, or other circumstances beyond its control; it being understood that the Grantor Trust Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances;

(k)           the Grantor Trust Trustee shall not be deemed to have knowledge or notice of any event or information, (including without limitation any Default, Event of Default or breach of representation or warranty under any Basic Document), or be required to act upon any event or information (including the sending of any notice), unless a Responsible Officer shall have actual knowledge of such event or information or written notice of such event or information is received by a Responsible Officer and such notice references the event or information. Absent written notice in accordance with this section, the Grantor Trust Trustee may conclusively assume that no such event has occurred. The Grantor Trust Trustee shall have no obligation to inquire into, or investigate as to, the occurrence of any such event (including any Default or Event of Default). For purposes of determining the Grantor Trust Trustee’s responsibility and liability hereunder, whenever reference is made in this Agreement to any event (including, but not limited to, a Default or an Event of Default), such reference shall be construed to refer only to such event of which the Grantor Trust Trustee has received notice as described in this section. Knowledge of the Grantor Trust Trustee shall not be attributed or imputed to [    ]’s other roles in the transaction;

(l)            notwithstanding anything contained herein or in any of the Basic Documents to the contrary, the Grantor Trust Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with, licensing by or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Grantor Trust Trustee or (iii) subject the Grantor Trust Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Grantor Trust Trustee contemplated hereby. The Grantor Trust Trustee shall be entitled to obtain advice of counsel (the reasonable fees and expenses of which shall be reimbursable by the Grantor Trust pursuant to the Basic Documents) to determine whether any action required to be taken pursuant to this Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Grantor Trust Trustee that such action will result in such consequences, the Grantor Trust Trustee may, or if instructed to do so by the Administrator, shall appoint an additional trustee pursuant to Section 6.12 to proceed with such action;

(m)          the Grantor Trust Trustee shall not be required to provide, on its own behalf, any surety bond or other kind of security in connection with the execution of any of its trusts or powers under this Agreement or any other Basic Document or the performance of its duties hereunder;

(n)           each of the parties hereto hereby agrees and, as evidenced by its acceptance of any benefits hereunder, the Grantor Trust Certificateholder agrees that the Grantor Trust Trustee in any capacity (x) has not provided and will not provide in the future, any advice, counsel or opinion regarding the tax, regulatory, financial, investment, securities law or insurance implications and consequences of the formation, funding and ongoing administration of the Trust, including income, gift and estate tax issues, insurable interest issues, risk retention issues, doing business or other licensing matters and the initial and ongoing selection and monitoring of financing arrangements, (y) has not made any investigation as to the accuracy of any representations, warranties or other obligations of the Grantor Trust under the Basic Documents and shall have no liability in connection therewith and (z) the Grantor Trust Trustee has not prepared or verified, and shall not be responsible or liable for, any information, disclosure or other statement in any disclosure or offering document or in any other document issued or delivered in connection with the issuance, sale or transfer of the Certificates or the Notes. The Grantor Trust Trustee has no duties to the Grantor, the Grantor Trust Certificateholder, the Grantor Trust or any other parties with respect to the matters in (x) above;

(o)           it shall not be the Grantor Trust Trustee’s duty and responsibility, to cause the Grantor Trust to respond to, defend, participate in or otherwise act in connection with any regulatory, administrative, governmental, investigative or other proceeding or inquiry relating in any way to the Trust, its assets or the conduct of its business;

(p)           the Grantor Trust Trustee shall not have any obligation or duty to supervise or monitor the performance of any other Person and shall have no liability for the failure of any other Person to perform its obligations or duties under the Basic Documents or otherwise;

(q)           neither the Grantor nor the Administrator shall, without the written consent of the Grantor Trust Trustee, knowingly take or cause the Grantor Trust to take any action which in any way adversely affects or could reasonably be expected to adversely affect the Grantor Trust Trustee or any of its rights, duties or protections under this Agreement; and

(r)            the parties hereto and the Grantor Trust Certificateholder acknowledge that in accordance with the requirements of Applicable Anti-Money Laundering Law, the Grantor Trust Trustee, the Paying Agent and Grantor Trust Certificate Registrar, in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens an account with the Grantor Trust Trustee, the Paying Agent or the Grantor Trust Certificate Registrar. Each party hereto and the Grantor Trust Certificateholder by its acceptance of the Grantor Trust Certificate agrees that it shall provide the Grantor Trust Trustee, the Paying Agent and the Grantor Trust Certificate Registrar with such information as may be reasonably available to such party as the Grantor Trust Trustee, the Paying Agent and the Grantor Trust Certificate Registrar may reasonably request that will help the Grantor Trust Trustee, the Paying Agent and the Grantor Trust Certificate Registrar to identify and verify each party’s identity, including without limitation each party’s name, physical address, tax identification number, organizational documents, certificates of good standing, licenses to do business or other pertinent identifying information (including beneficial owners of such entities). To the fullest extent permitted by such Applicable Anti-Money Laundering Law, the Grantor Trust Trustee, Paying Agent and Grantor Trust Certificate Registrar, in the absence of bad faith on the part of such party, may conclusively rely on, and shall be fully protected and indemnified in relying on, any such information received. Failure to provide such information may result in an inability of the Grantor Trust Trustee, Paying Agent or Grantor Trust Certificate Registrar to perform their respective obligations hereunder, which, at the sole option of such party, may result in the Grantor Trust Trustee’s, Paying Agent’s or Grantor Trust Certificate Registrar’s resignation, subject in all respects to the resignation and removal provisions and terms herein and any other provision applicable to such party under the other Basic Documents. [The parties hereto agree that solely for purposes of the Applicable Anti-Money Laundering Law, (a) the Grantor is and shall be deemed to be the sole beneficial owner of the Trust, and (b) the Grantor is and shall deemed to be the party with the power and authority to control the Trust.]

Section 6.4             Action upon Instruction by Certificateholders.

(a)           Subject to Section 4.4, the Grantor Trust Certificateholder may by written instruction direct the Grantor Trust Trustee in the management of the Grantor Trust. Such direction may be exercised at any time by written instruction of the Grantor Trust Certificateholder pursuant to Section 4.5.

(b)           Notwithstanding the foregoing, the Grantor Trust Trustee shall not be required to take or refrain from taking any action hereunder or under any other Basic Document if the Grantor Trust Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Grantor Trust Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

(c)           Whenever the Grantor Trust Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Basic Document, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement or the other Basic Documents, the Grantor Trust Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Grantor Trust Certificateholder requesting instruction as to the course of action to be adopted, and, to the extent the Grantor Trust Trustee acts in good faith in accordance with any such instruction received, the Grantor Trust Trustee shall not be liable on account of such action to any Person. If the Grantor Trust Trustee shall not have received appropriate instructions within [ten (10)][Business Days][days] of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement or the other Basic Documents, and as it shall deem to be in the best interests of the Grantor Trust Certificateholder, and the Grantor Trust Trustee shall have no liability to any Person for any such action or inaction.

Section 6.5            Furnishing of Documents. The Grantor Trust Trustee shall furnish to the Grantor Trust Certificateholder, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Grantor Trust Trustee under the Basic Documents. The Grantor Trust Trustee (i) shall have no responsibility for the accuracy of any information provided to the Grantor Trust Certificateholders or any other Person that has been obtained from, or provided to the Grantor Trust Trustee, (ii) shall not be required to investigate or reconfirm the accuracy of any such information and (iii) shall not be liable in any matter whatsoever for any errors, inaccuracies or incorrect information resulting from the use of such information.

Section 6.6           Representations and Warranties of Grantor Trust Trustee. The Grantor Trust Trustee hereby represents and warrants to the Grantor, for the benefit of the Grantor Trust Certificateholder, that:

(a)           It is a [ ] duly formed and validly existing under the laws of [ ]. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. It has satisfied the eligibility requirements set forth in Section 6.13.

(b)           It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)            Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will (i) contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Grantor Trust Trustee or any judgment or order binding on it, (ii) constitute any default under its charter documents or bylaws, (iii) constitute any default under any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or (iv) result in the creation or imposition of any lien, charge or encumbrance on the Grantor Trust Collateral resulting from actions by or claims against the Grantor Trust Trustee which are unrelated to this Agreement or the other Basic Documents.

(d)           It has the power and authority to execute and deliver this Agreement; and the execution, delivery, and performance of this Agreement by it has been duly authorized by all necessary corporate action.

(e)           This Agreement constitutes the legal, valid, and binding obligation of the Grantor Trust Trustee, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

Section 6.7             Reliance; Advice of Counsel.

(a)           The Grantor Trust Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper (whether in its original or facsimile form) believed by it to be genuine and believed by it to be signed by the proper party or parties. The Grantor Trust Trustee may conclusively rely on the truth of the statements made and the correctness of opinions rendered and need not investigate any fact or matter stated in any such document, including verifying the correctness of any numbers or calculations. The Grantor Trust Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Grantor Trust Trustee may for all purposes hereof rely on a certificate (the costs of which shall be paid by the party requesting such action), signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Grantor Trust Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Grantor Trust Trustee need not investigate or re-calculate, evaluate, verify or independently determine the accuracy of any report, certificate, information, statement, representation or warranty or any fact or matter stated in any such document and may conclusively rely thereon as to the truth of the statements and the correctness of the opinions expressed therein.

(b)           In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Grantor Trust Trustee (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Grantor Trust Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Grantor Trust Trustee with reasonable care ; and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it. The Grantor Trust Trustee shall not be liable for anything done, suffered or omitted in good faith which it believes to be authorized or within its rights or powers, in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not to its knowledge contrary to this Agreement or any other Basic Document.

Section 6.8            Grantor Trust Trustee May Own Notes. [                          ] or any successor Grantor Trust Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may deal with the Grantor, the Indenture Trustee, the Administrator and the Servicer in transactions in the same manner as it would have if it were not the Grantor Trust Trustee.

Section 6.9             Compensation and Indemnity.

(a)           The Grantor Trust Trustee shall receive as compensation for its services during the term of this Agreement, such fees as have been separately agreed upon in writing before the date hereof by the Grantor Trust Trustee, and the Grantor Trust Trustee shall be entitled to be reimbursed by the Administrator pursuant to the Administration Agreement for its other reasonable and documented expenses hereunder, including the reasonable and documented compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and external counsel as the Grantor Trust Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder; provided, that, reimbursement for expenses and disbursements of any legal counsel to the Grantor Trust Trustee in connection with the [initial] Closing Date shall be subject to any limitations separately agreed upon before the date hereof between the Grantor (or any Affiliate thereof) and the Grantor Trust Trustee. The provisions of this Section 6.9 shall survive the resignation and removal of the Grantor Trust Trustee and the termination of this Agreement.

(b)           Pursuant to the Administration Agreement, the Administrator shall be liable as primary obligor for, and shall indemnify the Grantor Trust Trustee and its officers, directors, stockholders, employees, successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, costs, damages, taxes, claims, actions, mediations, arbitrations and suits, and any and all reasonable and documented costs, expenses and disbursements (including reasonable and documented legal fees and expenses and including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by the Grantor Trust Trustee or any other Indemnified Party of any indemnification or other obligation of the Administrator) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by or asserted against any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Grantor Trust Collateral, the administration of the Grantor Trust Collateral or the action or inaction of any Indemnified Party hereunder, except only that the Administrator shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in clauses (i), (ii) or (iii) of the [fourth] sentence of Section 6.3. The indemnities contained in this Section shall survive the resignation or removal of the Grantor Trust Trustee or the termination or assignment of this Agreement. In any event of any claim, action or proceeding for which indemnity is sought pursuant to this Section, the Grantor Trust Trustee’s choice of legal counsel shall be subject to the approval of the Administrator, which approval shall not be unreasonably withheld or delayed.

The indemnities contained in this Section 6.9 shall survive the resignation or removal of the Grantor Trust Trustee or the termination of this Agreement. To the extent that the Grantor Trust or the Administrator fails to pay any amounts due and owing to the Grantor Trust Trustee pursuant to this Section 6.9, such amounts shall be payable pursuant to the Indenture and the Sale and Servicing Agreement. Any amounts paid to the Grantor Trust Trustee pursuant to this Article VI shall be deemed not to be a part of the Grantor Trust Collateral immediately after such payment.

Section 6.10           Replacement of Grantor Trust Trustee.

(a)           Subject to paragraph (c) of this Section, the Grantor Trust Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Grantor, the Administrator and the Grantor Trust Certificateholder. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Grantor Trust Trustee as set forth in Section 6.10(b). No such resignation shall become effective, prior to the time set forth in Section 6.10(c). If no successor Grantor Trust Trustee shall have been appointed pursuant to Section 6.10(b) and have accepted such appointment within thirty (30) days after the giving of such notice, the Grantor Trust Trustee giving such notice may petition (at the expense of the Grantor Trust (including without limitation reasonable and documented attorneys’ fees, costs and expenses)) any court of competent jurisdiction for the appointment of a successor Grantor Trust Trustee. The Grantor or the Administrator shall remove the Grantor Trust Trustee if:

(i)               the Grantor Trust Trustee shall cease to be eligible in accordance with the provisions of Section 6.13 and shall fail to resign after written request therefor by the Administrator;

(ii)               the Grantor Trust Trustee shall be adjudged bankrupt or insolvent;

(iii)             a receiver of the Grantor Trust Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Grantor Trust Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(iv)             the Grantor Trust Trustee shall otherwise be legally unable to act.

(b)           If the Grantor Trust Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of Grantor Trust Trustee for any reason, the Administrator shall promptly appoint a successor Grantor Trust Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Grantor Trust Trustee and one copy to the successor Grantor Trust Trustee, and shall pay all fees, expenses and indemnities owed to the outgoing Grantor Trust Trustee and one copy to the Grantor, together with the basis for removal.

(c)           Any resignation or removal of the Grantor Trust Trustee and appointment of a successor Grantor Trust Trustee pursuant to any of the provisions of this Section 6.10 shall not become effective, until a written acceptance of appointment is executed and delivered by the successor Grantor Trust Trustee to the outgoing Grantor Trust Trustee, the Grantor, the Administrator and the Grantor Trust Certificateholder and all fees, expenses and indemnities due to the outgoing Grantor Trust Trustee are paid. Costs associated with the resignation of the Grantor Trust Trustee and the appointment of a successor Grantor Trust Trustee will be borne by the Grantor and paid by the Administrator. Any successor Grantor Trust Trustee appointed pursuant to this Section 6.10 shall be eligible to act in such capacity in accordance with Section 6.13 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Grantor Trust Trustee. The Administrator shall provide notice of such resignation or removal of the Grantor Trust Trustee to each of the Rating Agencies.

(d)           The predecessor Grantor Trust Trustee shall upon payment of its fees, expenses and indemnity deliver to the successor Grantor Trust Trustee all documents and statements and monies held by it under this Agreement. The Administrator and the predecessor Grantor Trust Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Grantor Trust Trustee all such rights, powers, duties and obligations.

(e)           Upon acceptance of appointment by a successor Grantor Trust Trustee pursuant to this Section 6.10, the Administrator shall provide notice of the successor of such Grantor Trust Trustee to the Grantor Trust Certificateholder, the Indenture Trustee, the Noteholders and the Rating Agencies. Any successor Grantor Trust Trustee appointed hereunder shall file an amendment to the Certificate of Trust with the Secretary of State of the State of Delaware as required by the Statutory Trust Act. Notwithstanding any other provision herein, no successor Grantor Trust Trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor Grantor Trust Trustee shall be eligible pursuant to Section 6.13.

Section 6.11          Merger or Consolidation of Grantor Trust Trustee. Any Person into which the Grantor Trust Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Grantor Trust Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Grantor Trust Trustee, shall be the successor and assume all of the obligations of the Grantor Trust Trustee hereunder, provided such Person shall be eligible pursuant to Section 6.13, and without the execution or filing of any assignment or other instrument or any further act on the part of such other entity or any of the parties hereto; provided, further, that the Grantor Trust Trustee shall provide prior written notice of such merger, conversion or consolidation to the Grantor (and, if such Grantor Trust Trustee shall be a public company, no later than at such time as the Grantor Trust Trustee is required to make such information public), who promptly shall notify the Rating Agencies. In connection therewith, the Grantor Trust Trustee shall file an amendment to the Certificate of Trust if required by the Statutory Trust Act.

Section 6.12           Appointment of Co-Trustee or Separate Trustee.

(a)           Notwithstanding any other provisions of this Agreement, at any time, for the purpose of (i) meeting any legal requirement of any jurisdiction in which any part of the Grantor Trust Collateral or any Financed Vehicle may at the time be located, (ii) facilitating enforcement actions and (iii) mitigating conflicts of interest, the Grantor Trust Certificateholder, the Administrator and the Grantor Trust Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and the Grantor Trust Trustee to act as co-trustee, jointly with the Grantor Trust Trustee, or as separate trustee or trustees, of all or any part of the Grantor Trust Collateral, and to vest in such Person (in the name of the Grantor Trust and not in such Person’s name for the Grantor Trust, except to the extent otherwise required by, and in accordance with, Section 2.8), in such capacity, such title to the Grantor Trust Collateral, or any part thereof, and, subject to the other provisions of this Section 6.12, such powers, duties, obligations, rights and trusts as the Administrator and the Grantor Trust Trustee may consider necessary or desirable. If neither the Administrator nor the Grantor Trust Certificateholder shall have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Grantor Trust Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 6.13 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 6.10.

(b)           Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)               all rights, powers, duties and obligations conferred or imposed upon the Grantor Trust Trustee shall be conferred upon and exercised or performed by the Grantor Trust Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not an agent of the Grantor Trust Trustee and is not authorized to act separately without the Grantor Trust Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Grantor Trust Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Grantor Trust Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Grantor Trust Trustee;

(ii)               no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii)              the Grantor Trust Certificateholder, Administrator and the Grantor Trust Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee without notice to any Rating Agency or any other Person.

(c)           Any notice, request or other writing given to the Grantor Trust Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Grantor Trust Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Grantor Trust Trustee. Each such instrument shall be filed with the Grantor Trust Trustee and a copy thereof given to the Administrator.

(d)           Any separate trustee or co-trustee may at any time appoint the Grantor Trust Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Grantor Trust Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

Section 6.13          Eligibility Requirements for Grantor Trust Trustee. The Grantor Trust Trustee shall at all times: (a) be a corporation or other entity satisfying the provisions of Section 3807(a) of the Statutory Trust Act; (b) be authorized to exercise corporate trust powers; (c) have (or have a parent which has) a combined capital and surplus of at least $[50,000,000] and be subject to supervision or examination by federal or State authorities; and (d) have (or have a parent which has) a long-term unsecured debt rating in any generic rating category which signifies investment grade by each Rating Agency or a rating otherwise acceptable to each Rating Agency. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 6.13, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Grantor Trust Trustee shall cease to be eligible in accordance with the provisions of this Section 6.13, the Grantor Trust Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

Section 6.14          Electronic Communications. The Grantor Trust Trustee is hereby authorized, and agrees to accept and act upon notice, instructions and directions including funds transfer instructions (“Instructions”) given pursuant to this Agreement and the other Basic Documents delivered using Electronic Means by persons reasonably believed by the Grantor Trust Trustee to be authorized to give such Instructions; provided, that, the Grantor Trust Trustee reserves the right to reject or decline to follow any such Instructions it reasonably believes to be unauthorized or originating from an unauthorized or compromised source. If the Administrator (on behalf of the Grantor) or Grantor, as applicable, elects to give the Grantor Trust Trustee Instructions using Electronic Means, absent bad faith, negligence or willful misconduct on its part, the Grantor Trust Trustee’s understanding of such Instructions shall be deemed controlling. The Grantor Trust Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Grantor Trust Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction; provided, that the Grantor Trust Trustee will not be relieved from liability for its own bad faith, negligence or willful misconduct. The applicable party providing electronic Instructions agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Grantor Trust Trustee, including without limitation the risk of the Grantor Trust Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties and (ii) to notify the Grantor Trust Trustee promptly upon learning of any compromise or unauthorized Instructions. “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, intralinks, other similar electronic methods, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Grantor Trust Trustee, or another method or system specified by the Grantor Trust Trustee as available for use in connection with its services hereunder or permitted under the Basic Documents.

Article VII
TERMINATION OF TRUST AGREEMENT

Section 7.1             Termination of Grantor Trust Agreement.

(a)           The Grantor Trust shall be dissolved immediately prior to the final distribution by the Paying Agent of all monies or other property or proceeds of the Grantor Trust Collateral in accordance with the terms of the Indenture, [the Interest Rate Swaps,] the Sale Servicing Agreement (including the exercise by the Servicer of its option to purchase the Receivables pursuant to Section 9.01 of the Sale and Servicing Agreement) and Article V, and the Administrator shall wind up the affairs of the Grantor Trust in the manner contemplated by Section 3808 of the Statutory Trust Act. The bankruptcy, liquidation, dissolution, death or incapacity of the Grantor Trust Certificateholder shall not (x) operate to terminate this Agreement or the Grantor Trust, (y) entitle the Grantor Trust Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Grantor Trust or the Grantor Trust Collateral or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)           Except as provided in Section 7.1(a) above, neither the Grantor nor the Grantor Trust Certificateholder shall be entitled to revoke or terminate the Grantor Trust or this Agreement.

(c)           Notice of any dissolution of the Grantor Trust, specifying the Payment Date upon which the Grantor Trust Certificateholder shall surrender its Grantor Trust Certificate to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Paying Agent by letter to Grantor Trust Certificateholder transmitted within five (5) Business Days of receipt actual of notice of Optional Purchase from the Servicer given pursuant to Section 9.01 of the Sale and Servicing Agreement, in either case, stating: (i) the Payment Date upon or with respect to which final payment of the Grantor Trust Certificate shall be made upon presentation and surrender of the Grantor Trust Certificate at the office of the Paying Agent therein designated; (ii) the amount of any such final payment; and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Grantor Trust Certificate at the office of the Paying Agent therein specified. The Paying Agent shall give such notice to the Grantor Trust Trustee and the Grantor Trust Certificate Registrar (if other than the Indenture Trustee) at the time such notice is given to Grantor Trust Certificateholder. Upon presentation and surrender of the Grantor Trust Certificate, the Paying Agent shall cause to be distributed to Grantor Trust Certificateholder amounts distributable on such Payment Date.

(d)           If the Grantor Trust Certificateholder will not surrender its Grantor Trust Certificate for cancellation within six (6) months after the date specified in the written notice referred to in Section 7.1(c), the Paying Agent shall give a second written notice to the Grantor Trust Certificateholder to surrender its Grantor Trust Certificate for cancellation and receive the final distribution with respect thereto. If within one (1) year after the second notice the Grantor Trust Certificate shall not have been surrendered for cancellation, the Grantor Trust Trustee or Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the Grantor Trust Certificateholder concerning surrender of their Grantor Trust Certificate, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable laws with respect to escheat of funds, any funds remaining in the Grantor Trust after exhaustion of such remedies in the preceding sentence shall be deemed property of the last Grantor Trust Certificateholder of record and distributed by the Paying Agent to the last Grantor Trust Certificateholder of record, and none of the Grantor Trust Trustee, the Grantor Trust Certificate Registrar or the Paying Agent shall have no further liability to the Grantor Trust Certificateholder with respect thereto.

(e)           Upon receipt of direction from the [Administrator] that the Grantor Trust has been wound up in accordance with Section 3808 of the Statutory Trust Act and this Section 7.1, the Grantor Trust Trustee shall, at the expense of the Administrator, cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Act. Thereupon, this Agreement (other than as provided herein) and the Grantor Trust shall terminate and be of no further force or effect.

Article VIII
AMENDMENTS

Section 8.1             Amendments Without Consent of Noteholders. This Agreement may be amended by the Grantor and the Grantor Trust Trustee, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provision in this Agreement (including to further prevent or help avoid the application to the Certificates of the Treasury Regulations (or other interpretive guidance) issued under Section 385 of the Code) or for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders. Such amendments require: (i) satisfaction of the Rating Agency Condition or (ii) an Officer’s Certificate of the Grantor delivered to the Grantor Trust, the Grantor Trust Trustee and the Indenture Trustee stating that the amendment will not materially and adversely affect the interest of any Noteholder or Certificateholder.

Section 8.2             Amendments With Consent of Noteholders and Grantor Trust Certificateholder.

(a)           This Agreement may be amended from time to time by the Grantor and the Grantor Trust Trustee, with the consent of holders of at least a majority of the Outstanding Amount of the Controlling Securities (unless (i) the interests of the Noteholders are not affected materially and adversely, as evidenced by an Officer’s Certificate of the Grantor to that effect delivered to the Indenture Trustee and the Grantor Trust Trustee by the Grantor or (ii) satisfaction of the Rating Agency Condition) and the consent of the Certificateholders evidencing at least a majority Percentage Interest of the Trust Certificates (unless (i) the interests of the Certificateholders are not affected materially and adversely and (ii) an Officer’s Certificate of the Grantor to that effect is delivered to the Grantor Trust Trustee by the Grantor), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Controlling Securities and the Percentage Interest in the Trust Certificates required to consent to any such amendment, without the consent of the holders of all the Outstanding Notes and Certificates affected thereby.

(b)           Promptly after the execution of any such amendment, the Grantor shall furnish a copy of such amendment to each Rating Agency, [the Grantor Trust Trustee,] the Owner Trustee and the Indenture Trustee.

Section 8.3             Form of Amendments.

(a)           It shall not be necessary for the consent of Grantor Trust Certificateholder the Noteholders or the Grantor Trust Trustee pursuant to Section 8.2 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable requirements as the Grantor Trust Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement. The [Indenture Trustee] as Paying Agent and [Grantor Trust Certificate Registrar] may, but shall not be obligated to, enter into any such amendment which adversely affects the Paying Agent’s or the Grantor Trust Certificate Registrar’s own rights, duties, benefits, protections, privileges, indemnities or immunities under this Agreement.

(b)           Promptly after the execution of any amendment to the Certificate of Trust, the Grantor Trust Trustee, at the expense of the Grantor Trust to the extent such amendments do not relate to a change in name or address of Grantor Trust Trustee, shall cause the filing of such amendment with the Secretary of State.

(c)           Prior to the execution of any amendment to this Agreement, the Certificate of Trust or any amendment to any other agreement to which the Grantor Trust is a party, the Grantor Trust Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement or, as applicable such other agreement, and an Officer’s Certificate of the Administrator stating that all conditions precedent to the execution and delivery thereof by the Grantor Trust or the Grantor Trust Trustee, as the case may be, of such amendment have been satisfied. The Grantor Trust Trustee may, but shall not be obligated to, enter into any such amendment that affects the Grantor Trust Trustee’s own rights, privileges, indemnities, duties or obligations under this Agreement or otherwise.

(d)           [Notwithstanding any other provision of this Agreement, if the consent rights of the [Swap] [Cap] Counterparty, if any, is required pursuant to the [Swap] [Cap] Counterparty Rights Agreement] to amend this Agreement, any such purported amendment shall be null and void ab initio unless the [Swap] [Cap] Counterparty, if any, consents in writing to such amendment.]

(e)           [Notwithstanding anything to the contrary herein, in connection with any amendment pursuant to this Section 8.3, an Opinion of Counsel shall be delivered to the Grantor and the Grantor Trust Trustee to the effect that such amendment would not cause the Trust to fail to qualify as a grantor trust for U.S. federal income tax purposes.]

Article IX
MISCELLANEOUS

Section 9.1           No Legal Title to Grantor Trust Collateral. The Grantor Trust Certificateholder shall not have legal title to any part of the Grantor Trust Collateral. The Grantor Trust Certificateholder shall be entitled to receive distributions with respect to their undivided beneficial ownership interest therein only in accordance with Articles V and VII. No transfer, by operation of law or otherwise, of any right, title, or interest of the Grantor Trust Certificateholder to and in their undivided beneficial ownership interest in the Grantor Trust Collateral shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Grantor Trust Collateral.

Section 9.2            Limitations on Rights of Others. Except for Section 2.7, the provisions of this Agreement are solely for the benefit of the Grantor Trust Trustee, the Grantor, the Grantor Trust Certificateholder, the Administrator, the Servicer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.7 hereof), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Grantor Trust Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. For all purposes of this Agreement, the rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its rights to be indemnified, under the Indenture, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 9.3            Derivative Actions. Any provision contained herein to the contrary notwithstanding, the right of the Grantor Trust Certificateholder to bring a derivative action in the right of the Grantor Trust is hereby made expressly subject to the Grantor Trust Certificateholder satisfying all requirements set forth in the Statutory Trust Act.

Section 9.4           Notices. All demands, notices and communications upon or to the Grantor, the Servicer, the Administrator, the Indenture Trustee, the Grantor Trust Trustee or the Rating Agencies under this Agreement shall be delivered as specified in the Indenture and the Sale and Servicing Agreement.

Section 9.5            Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.6            Counterparts. This Agreement may be executed by the parties hereto in separate counterparts (including by way of electronic or facsimile transmission), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each of the parties agree that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider) appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Agreement and such other documents may be made by facsimile, email or other electronic transmission; provided, however, that any documentation with respect to transfer of the Grantor Trust Certificates or other securities presented to the Certificate Registrar or any transfer agent must contain original documents with manually executed signatures. The Grantor Trust Trustee shall not be liable for, and shall be indemnified and held harmless pursuant to Section 6.9 of this Agreement against any loss, liability or expense arising out of the use of electronic or digital signatures and electronic methods of submission with respect to this Agreement, the Basic Documents and any documents or notices delivered to the Grantor Trust Trustee pursuant to this Agreement or the related documents, including the risk of the Grantor Trust Trustee acting on any unauthorized instructions and the risk of interception and misuse by third parties.

Section 9.7            Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Grantor, the Administrator, the Grantor Trust Trustee and the Grantor Trust Certificateholder and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Grantor Trust Certificateholder shall bind the successors and assigns of the Grantor Trust Certificateholder.

Section 9.8            No Petition. To the fullest extent permitted by applicable law, the Grantor Trust Trustee, by entering into this Agreement, the Grantor Trust Certificateholder, by accepting the Grantor Trust Certificate, and the Indenture Trustee and each Noteholder and Certificateholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Grantor or the Grantor Trust, or join in any institution against the Grantor or the Grantor Trust of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Grantor Trust Certificate, the Notes, the Trust Certificates, this Agreement or any of the Basic Documents; provided that nothing contained herein shall prevent the Grantor Trust Trustee from filing a proof of claim in any such proceeding.

Section 9.9            No Recourse. The Grantor Trust Certificateholder by accepting a Grantor Trust Certificate acknowledges that such Person’s Grantor Trust Certificate represents the entire undivided beneficial interest in the Grantor Trust only and does not represent interests in or obligations of the Grantor, the Servicer, the Administrator, the Grantor Trust Trustee, the Indenture Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Grantor Trust Certificate or the other Basic Documents. Except as expressly provided in the Basic Documents to which such parties are a party, none of the Grantor, the Servicer or the Grantor Trust Trustee in their respective individual capacities, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the distribution of any amount with respect to the Grantor Trust Certificate or the Trust’s performance of, or omission to perform, any obligations or indemnifications contained in the Grantor Trust Certificate, this Agreement or the other Basic Documents, it being expressly understood that the Grantor Trust Certificateholder obligations have been made solely by the Grantor Trust. Each Grantor Trust Certificateholder by the acceptance of a Grantor Trust Certificate agrees that except as expressly provided in the Basic Documents, in the event of nonpayment of any amounts with respect to the Grantor Trust Certificate, it shall have no claim against any of the foregoing Persons for any deficiency, loss or claim therefrom. In the event that any of the foregoing covenants of the Grantor Trust Certificateholder is prohibited by, or declared illegal or otherwise unenforceable against any the Grantor Trust Certificateholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, the Grantor Trust Certificateholder is deemed to have an interest in any assets of the Grantor or any Affiliate of the Grantor other than the beneficial interest in the Grantor Trust (“other assets”), the Grantor Trust Certificateholder acknowledges and agrees that (i) such Grantor Trust Certificateholder’s Grantor Trust Certificate represents an undivided beneficial interest in the assets of the Grantor Trust and the Grantor Trust Collateral only, (ii) its claim against any such other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted (“entitled persons”), including to the payment in full of all amounts owing to such entitled Persons, and (iii) the covenant set forth in the preceding clause (ii) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

Section 9.10           Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 9.11           Governing Law; Waiver of Jury Trial. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; provided, however, that there shall not be applicable to the parties hereunder or this Agreement any provision of the laws (common or statutory) of the State of Delaware pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof, (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets or (g) the establishment of fiduciary or other standards of responsibility or limitations on the acts or powers of trustees that are inconsistent with the limitations or authorities and powers of the Grantor Trust Trustee hereunder as set forth or referenced in this Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Grantor Trust.

(b)           THE PARTIES HERETO AND THE GRANTOR TRUST CERTIFICATEHOLDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE GRANTOR TRUST CERTIFICATE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND UNCONDITIONALLY CONSENT TO SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE FOR SUCH PURPOSES.

Section 9.12         [Effect of Amendment and Restatement. It is the intent of the parties hereto that this Agreement shall, as of [               ], 20[   ], replace in its entirety the Initial Grantor Trust Agreement; provided, however, that with respect to the period of time from [               ], 20[   ] through [               ], 20[   ], the rights and obligations of the parties shall be governed by the Initial Grantor Trust Agreement; and provided further, that the amendment and restatement of the Initial Grantor Trust Agreement shall not affect any of the grants, conveyances or transfers contemplated by the Initial Grantor Trust Agreement to have occurred prior to the date hereof.]

Section 9.13           Information to be Provided by the Grantor Trust Trustee.

(a)           The Grantor and the Grantor Trust Trustee acknowledge and agree that the purpose of this Section 9.13 is to facilitate compliance by the Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Depositor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Grantor Trust Trustee agrees to cooperate in good faith with the Depositor and shall deliver (and cause each of its Reporting Subcontractors, if any, to deliver) to the Depositor any information reasonably requested by the Depositor regarding the Grantor Trust Trustee which is required in order to enable the Depositor to comply with the provisions of Items 1109(a), 1109(b), 1117 and 1119 of Regulation AB or any of its other Exchange Act reporting obligations as it relates to the Grantor Trust Trustee or to the Grantor Trust Trustee’s obligations under this Agreement (including with respect to any of its successors or predecessors; provided, however, that this parenthetical shall apply only to the successors or predecessors of the Grantor Trust Trustee contemplated by Section 6.11 hereof). The obligations of the Grantor Trust Trustee to provide such information shall survive the removal or resignation of the Grantor Trust Trustee hereunder.

(b)           The Grantor Trust Trustee shall (i) on or before the fifth Business Day following a written request of the Depositor, provide to the Depositor, in writing, such information regarding the Grantor Trust Trustee as is requested for the purpose of compliance with Item 1117 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Grantor Trust Trustee of any changes to such information, provide to the Depositor, in writing, updated information necessary for compliance with Item 1117 of Regulation AB.

(c)           The Grantor Trust Trustee shall (i) on or before the fifth Business Day following a written request of the Depositor in connection with the preparation of any required quarterly or annual report, provide to the Depositor such information regarding the Grantor Trust Trustee as is requested for the purpose of compliance with Items 1109(a), 1109(b) and 1119 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Grantor Trust Trustee of any changes to such information, provide to the Depositor, in writing, updated information. Such information shall include, at a minimum:

(i)             the Owner Trustee’s name and form of organization;

(ii)            a description of the extent to which the Owner Trustee has had prior experience serving as a trustee for asset-backed securities transactions involving receivables of the same type as the Receivables;

(iii)           a description of any affiliation between the Owner Trustee and any of the following parties to a Securitization Transaction, as such parties are identified to the Owner Trustee by the Depositor in writing in advance of such Securitization Transaction:

(A)             the sponsor;

(B)              any depositor;

(C)              the issuing entity;

(D)              [the grantor trust;]

(E)               any servicer;

(F)               any trustee;

(G)              any originator;

(H)              any significant obligor;

(I)                any enhancement or support provider, including any swap or cap counterparty;

(J)                any asset representations reviewer; and

(K)              any other material transaction party.

(b)           In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the asset-backed securities transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities.

(d)           The Grantor Trust Trustee shall provide the Grantor with notification, as soon as practicable and in any event within five (5) Business Days, of all demands delivered to a Responsible Officer of the Grantor Trust Trustee for the repurchase of any Receivable pursuant to any Basic Document. Subject to this Section 9.13, the Grantor Trust Trustee shall have no obligation to take any other action with respect to any demand. In no event shall the Grantor Trust Trustee have (i) any responsibility or liability in connection with any filing to be made by a securitizer under the Exchange Act or Regulation AB or (ii) any duty or obligation to undertake any investigation or inquiry related to repurchase or substitution activity or otherwise to assume any additional duties or responsibilities except as expressly set forth in this Section 9.13.

Section 9.14          Owner Trustee. It is expressly understood and agreed by the parties to this Agreement that (i) this Agreement is executed and delivered by [                              ], not in its individual capacity but solely as Owner Trustee on behalf of the Grantor pursuant to the [Amended and Restated] Trust Agreement dated [               ], 20[   ], between the Owner Trustee and World Omni Auto Receivables LLC, as depositor, as amended, modified, or restated from time to time (the “Trust Agreement”) in the exercise of the powers and authority conferred upon and vested in it, (ii) each of the representations, undertakings and agreements herein made by the Grantor in this Agreement is made and intended not as the personal representation or undertaking or agreement of [Owner Trustee] but is made and intended for purposes of binding only the Grantor, (iii) nothing herein contained shall be construed as creating any liability on the part of [Owner Trustee], individually or personally, to perform any covenant or obligation under this Agreement, either express or implied, contain herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) under no circumstances shall [Owner Trustee] be personally liable for the payment of any indebtedness or expenses of the Grantor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Grantor under this Agreement and any other agreement related hereto, (v) [Owner Trustee] has not verified and has conducted no investigation with respect to the accuracy or completeness of any representation, warranty or covenant of the Grantor and (vi) [Owner Trustee] shall be entitled to all of the protections, exculpations, limitations on liability, immunities and rights (including resignation rights) hereunder as are extended to the Owner Trustee under the Trust Agreement (and all such provisions shall be deemed incorporated herein by reference).

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, hereunto duly authorized, as of the day and year first above written.

[ ],
as Grantor Trust Trustee and [Grantor Trust Certificate Registrar] [and Paying Agent]

By:
Name:
Title:

WORLD OMNI [SELECT] AUTO [RECEIVABLES] TRUST 20[ ]-[ ],
as Grantor

[ ], not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

[[    ] acknowledges and accepts, as of the date first above written, its appointment as Paying Agent and Grantor Trust Certificate Registrar in accordance with the terms of this Agreement and agrees to be bound by the terms of this Agreement applicable to the Paying Agent[, the Indenture Trustee and Grantor Trust Certificate Registrar].

By:
Name:
Title:]

EXHIBIT A

FORM OF CERTIFICATE

NO. 1	100% PERCENTAGE INTEREST

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS CERTIFICATE (OR INTEREST THEREIN) THE HOLDER OF THIS CERTIFICATE (OR SUCH INTEREST) IF, OTHER THAN THE GRANTOR OR ANY AFFILIATE OF THE GRANTOR, IS DEEMED TO REPRESENT TO THE GRANTOR, THE GRANTOR TRUST CERTIFICATE REGISTRAR, AND THE GRANTOR TRUST TRUSTEE THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING THIS CERTIFICATE (OR INTEREST THEREIN) FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS).

THIS CERTIFICATE (OR AN INTEREST HEREIN) MAY NOT BE ACQUIRED OR HELD BY OR FOR THE ACCOUNT OF (1) AN “EMPLOYEE BENEFIT PLAN,” AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (2) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (3) ANY ENTITY OR ACCOUNT WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY OR ACCOUNT OTHER THAN AN “INSURANCE COMPANY GENERAL ACCOUNT,” AS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”), WHOSE UNDERLYING ASSETS INCLUDE LESS THAN 25% “PLAN ASSETS” SUBJECT TO ERISA, WHO IS NOT AND IS NOT AN AFFILIATE OF A PERSON THAT HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE GRANTOR TRUST OR PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO THE ASSETS OF THE GRANTOR TRUST, AND FOR WHICH THE PURCHASE AND HOLDING OF THE CERTIFICATE IS ELIGIBLE AND SATISFIES ALL CONDITIONS FOR RELIEF UNDER PTCE 95-60. This CERTIFICATE (or an interest therein) also may not be acquired or held by or for the account of anY other plan that is subject to any law that is substantially similar to Title I of ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) (including, without limitation, FOREIGN or governmental plans) if such acquisition would result in a violation of any SIMILAR law. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTING THIS CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT SUBJECT TO THE FOREGOING LIMITATIONS AND, IF REQUESTED TO DO SO BY THE GRANTOR, SUCH PERSON SHALL EXECUTE AND DELIVER TO THE GRANTOR TRUST TRUSTEE AND THE GRANTOR TRUST CERTIFICATE REGISTRAR AN INVESTMENT LETTER TO SUCH EFFECT IN THE FORM SPECIFIED IN THE GRANTOR TRUST AGREEMENT.

Ex. A-1

IT IS THE INTENT OF THE GRANTOR, THE GRANTOR TRUST TRUSTEE AND THE GRANTOR TRUST CERTIFICATEHOLDER THAT, FOR U.S. FEDERAL INCOME TAX PURPOSES, THE GRANTOR TRUST SHALL BE TREATED AS A GRANTOR TRUST. EXCEPT AS OTHERWISE REQUIRED BY APPROPRIATE TAXING AUTHORITIES, THE GRANTOR AND THE GRANTOR TRUST CERTIFICATEHOLDER BY ACCEPTANCE OF THE CERTIFICATE AGREE TO TREAT, AND TO TAKE NO ACTION INCONSISTENT WITH THE TREATMENT OF, THE CERTIFICATE FOR SUCH TAX PURPOSES AS INTERESTS IN SUCH AN ENTITY AS DESCRIBED IN THE PREVIOUS SENTENCE.

THE GRANTOR TRUST Certificateholder acknowledges and represents that IF IT OWNS ANY NOTES ISSUED BY THE GRANTOR, it is not a member of an “expanded group” (within the meaning of the regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if such domestic corporation, directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts), owns 80% or more of the capital or profits of the GRANTOR Trust.

THE GRANTOR TRUST Certificateholder, if it is acting as a nominee or in a similar capacity, represents and agrees that no beneficial owner for which it is acting as a nominee owns less than the minimum denomination for THE Certificate.

THE GRANTOR TRUST Certificateholder represents and agrees that it will not take any action that could cause, and will not omit to take any action, which omission could cause, the GRANTOR Trust to become taxable as a corporation for U.S. federal income tax purposes.

THE GRANTOR TRUST Certificateholder agrees that any purported transfer of THE Certificate or any beneficial interest in THE Certificate that is not made in accordance with the restrictions set forth IN THE GRANTOR TRUST AGREEMENT will be null and void from the beginning and will not be given effect for any purpose thereunder.

THE GRANTOR TRUST CERTIFICATEHOLDER BY ITS ACCEPTANCE OF THE CERTIFICATE (OR AN INTEREST THEREIN) COVENANTS AND AGREES THAT SUCH GRANTOR TRUST CERTIFICATEHOLDER SHALL NOT (NOR SHALL IT JOIN WITH OR SOLICIT ANOTHER PERSON TO), PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE GRANTOR TRUST AND OF EACH OTHER TRUST HERETOFORE FORMED BY THE GRANTOR, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE GRANTOR OR THE GRANTOR TRUST TO INVOKE IN ANY COURT OR GOVERNMENTAL AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE GRANTOR OR THE GRANTOR TRUST UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY, REORGANIZATION OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE GRANTOR OR THE GRANTOR TRUST OR ANY SUBSTANTIAL PART OF ITS PROPERTY, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE GRANTOR OR THE GRANTOR TRUST UNDER A FEDERAL OR STATE BANKRUPTCY OR INSOLVENCY PROCEEDING.

Ex. A-2

THE GRANTOR TRUST CERTIFICATEHOLDER BY ACCEPTING THE CERTIFICATE (OR INTEREST THEREIN) ACKNOWLEDGES THAT SUCH PERSON’S CERTIFICATE (OR INTEREST THEREIN) REPRESENTS BENEFICIAL INTERESTS IN THE GRANTOR TRUST ONLY AND DOES NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE GRANTOR, THE SERVICER, THE ADMINISTRATOR, THE GRANTOR TRUST TRUSTEE, THE GRANTOR TRUST CERTIFICATE REGISTRAR, THE INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF AND NO RECOURSE, EITHER DIRECTLY OR INDIRECTLY, MAY BE HAD AGAINST SUCH PARTIES OR THEIR ASSETS, EXCEPT AS MAY BE EXPRESSLY SET FORTH OR CONTEMPLATED IN THE GRANTOR TRUST AGREEMENT, THE CERTIFICATE OR THE OTHER BASIC DOCUMENTS. EXCEPT AS EXPRESSLY PROVIDED IN THE BASIC DOCUMENTS, NONE OF THE GRANTOR, THE SERVICER, THE GRANTOR TRUST CERTIFICATE REGISTRAR OR THE GRNTOR TRUST TRUSTEE IN THEIR RESPECTIVE INDIVIDUAL CAPACITIES, OR ANY OF THEIR RESPECTIVE PARTNERS, BENEFICIARIES, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES OR SUCCESSORS OR ASSIGNS, SHALL BE PERSONALLY LIABLE FOR, NOR SHALL RECOURSE BE HAD TO ANY OF THEM FOR, THE DISTRIBUTION OF ANY AMOUNT WITH RESPECT TO THIS CERTIFICATE OR THE GRANTOR TRUST’S PERFORMANCE OF, OR OMISSION TO PERFORM, ANY OBLIGATIONS OR INDEMNIFICATIONS CONTAINED IN THIS GRANTOR TRUST CERTIFICATE, THE GRANTOR TRUST AGREEMENT OR THE OTHER BASIC DOCUMENTS, IT BEING EXPRESSLY UNDERSTOOD THAT THE GRANTOR TRUST CERTIFICATEHOLDER OBLIGATIONS HAVE BEEN MADE SOLELY BY THE GRANTOR TRUST. THE GRANTOR TRUST CERTIFICATEHOLDER BY THE ACCEPTANCE OF THE CERTIFICATE (OR BENEFICIAL INTEREST THEREIN) AGREES THAT EXCEPT AS EXPRESSLY PROVIDED IN THE BASIC DOCUMENTS, IN THE EVENT OF NONPAYMENT OF ANY AMOUNTS WITH RESPECT TO THE GRANTOR TRUST CERTIFICATE, IT SHALL HAVE NO CLAIM AGAINST ANY OF THE FOREGOING PERSONS FOR ANY DEFICIENCY, LOSS OR CLAIM THEREFROM. IN THE EVENT THAT ANY OF THE FOREGOING COVENANTS OF THE GRANTOR TRUST CERTIFICATEHOLDER IS PROHIBITED BY, OR DECLARED ILLEGAL OR OTHERWISE UNENFORCEABLE AGAINST ANY SUCH GRANTOR TRUST CERTIFICATEHOLDER UNDER APPLICABLE LAW BY ANY COURT OR OTHER AUTHORITY OF COMPETENT JURISDICTION, AND, AS A RESULT, THE GRANTOR TRUST CERTIFICATEHOLDER IS DEEMED TO HAVE AN INTEREST IN ANY ASSETS OF THE GRANTOR OR ANY AFFILIATE OF THE GRANTOR OTHER THAN THE GRANTOR TRUST, THE GRANTOR TRUST CERTIFICATEHOLDER AGREES THAT (I) ITS CLAIM AGAINST ANY SUCH OTHER ASSETS SHALL BE, AND HEREBY IS, SUBJECT AND SUBORDINATE IN ALL RESPECTS TO THE RIGHTS OF OTHER PERSONS TO WHOM RIGHTS IN THE OTHER ASSETS HAVE BEEN EXPRESSLY GRANTED, INCLUDING TO THE PAYMENT IN FULL OF ALL AMOUNTS OWING TO SUCH ENTITLED PERSONS, AND (II) THE COVENANT SET FORTH IN THE PRECEDING CLAUSE (I) CONSTITUTES A “SUBORDINATION AGREEMENT” WITHIN THE MEANING OF, AND SUBJECT TO, SECTION 510(A) OF THE BANKRUPTCY CODE.

Ex. A-3

WORLD OMNI [SELECT] AUTO [RECEIVABLES] GRANTOR TRUST 20[ ]-[ ]

ASSET BACKED CERTIFICATE

evidencing a fractional undivided Percentage Interest in the Grantor Trust, as defined below, the property of which includes a pool of retail instalment contracts and direct purchase money loans secured by new or used automobiles and light trucks and sold to the Grantor Trust by World Omni [Select] Auto [Receivables] Trust 20[ ]-[ ].

(This Certificate does not represent an interest in or obligation of World Omni [Select] Auto [Receivables] Trust 20[ ]-[ ] or any of its respective affiliates, except to the extent described in the Basic Documents.)

THIS CERTIFIES THAT WORLD OMNI [SELECT] AUTO [RECEIVABLES] TRUST 20[ ]-[ ] is the registered owner of a nonassessable, fully-paid fractional undivided Percentage Interest in World Omni [Select] Auto [Receivables] Grantor Trust 20[ ]-[ ] (the “Grantor Trust”) formed by World Omni [Select] Auto [Receivables] Trust 20[ ]-[ ], a Delaware statutory trust (the “Grantor”).

The Grantor Trust was created pursuant to a trust agreement, dated as of [               ], 20[   ], among the Grantor, and [                              ], as grantor trust trustee (the “Grantor Trust Trustee”), as amended and restated as of [               ], 20[   ] (as so amended and restated, the “Grantor Trust Agreement”), between the Grantor and the Grantor Trust Trustee, as grantor trust trustee [and paying agent], a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them or incorporated by reference in the Grantor Trust Agreement.

This certificate is a duly authorized issue of the certificate of the Grantor Trust (herein called the “Certificate”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Grantor Trust Agreement, the terms of which are incorporated herein by reference and made a part hereof, to which Grantor Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

Under the Grantor Trust Agreement, there may be distributed to the Person in whose name this Certificate is registered monies pursuant to Articles V and VII of the Grantor Trust Agreement.

The distributions in respect of this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Ex. A-4

All payments made by the Grantor Trust with respect to this Certificate shall be applied in respect of this Certificate.

No transfer of this Certificate shall be permitted if such transfer is effected through an established securities market or secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and any regulation thereunder.

It is the intent of the Grantor, the Grantor Trust Trustee and the Grantor Trust Certificateholder that, for U.S. federal income tax purposes, the Grantor Trust shall be treated as a grantor trust. Except as otherwise required by appropriate taxing authorities, the Grantor and the Grantor Trust Certificateholder by acceptance of this Certificate agree to treat, and to take no action inconsistent with the treatment of, this Certificate for such tax purposes as interests in such a entity as described in the previous sentence.

The Grantor Trust Certificateholder by its acceptance of this Certificate covenants and agrees that such Grantor Trust Certificateholder shall not (nor shall it join with or solicit another person to), prior to the date which is one year and one day after the termination of the Grantor Trust and of each other trust heretofore formed by the Grantor, acquiesce, petition or otherwise invoke or cause the Grantor or the Grantor Trust to invoke in any court or governmental authority for the purpose of commencing or sustaining a case against the Grantor or the Grantor Trust under any federal or State bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Grantor or the Grantor Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Grantor or the Grantor Trust under a federal or State bankruptcy or insolvency proceeding.

Except as otherwise provided in the Grantor Trust Agreement, distributions on this Certificate shall be made as provided in the Grantor Trust Agreement by the Grantor Trust Trustee by wire transfer or check mailed to the Grantor Trust Certificateholder without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Grantor Trust Agreement and notwithstanding the above, the final distribution on this Certificate shall be made after due notice by the Grantor Trust Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office maintained for such purpose by the Grantor Trust Trustee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Grantor Trust Trustee by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Grantor Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Ex. A-5

IN WITNESS WHEREOF, the Grantor Trust Trustee, on behalf of the Grantor Trust and not in its individual capacity, has caused this Certificate to be duly executed.

Dated: [ ], 20[ ]	WORLD OMNI [SELECT] AUTO [RECEIVABLES] GRANTOR TRUST 20[ ]-[ ]

By: [ ], not in its individual capacity but solely as Grantor Trust Trustee

By:
Name:
Title:

GRANTOR TRUST TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Grantor Trust Agreement.

[ ], not in its individual capacity but solely as Grantor Trust Trustee

By:
Name:
Title:

Ex. A-6

REVERSE OF CERTIFICATE

This Certificate does not represent an obligation of, or an interest in, World Omni Financial Corp., World Omni Auto Receivables LLC, the Grantor, the Servicer, the Indenture Trustee, the Grantor Trust Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Grantor Trust Agreement or the other Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the other Basic Documents. A copy of each of the other Basic Documents may be examined during normal business hours at the principal office of the Grantor, and at such other places, if any, designated by the Grantor, by any Grantor Trust Certificateholder upon written request. In the event of any conflict between the terms of this Certificate and the terms of the other Basic Documents, the terms of the other Basic Documents shall govern.

As provided in the Grantor Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Grantor Trust Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Grantor Trust Certificate Registrar maintained by the Grantor Trust Trustee, accompanied by a written instrument of transfer in form satisfactory to the Grantor Trust Trustee and the Grantor Trust Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon a new Certificate evidencing the same aggregate Percentage Interest in the Grantor Trust will be issued to the designated transferee. The initial Grantor Trust Certificate Registrar appointed under the Grantor Trust Agreement is [                              ].

As provided in the Grantor Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate in the same aggregate Percentage Interest and nominal principal balance requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Grantor Trust Trustee or the Grantor Trust Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Grantor Trust Trustee, the Grantor Trust Certificate Registrar and any agent of the Grantor Trust Trustee or the Grantor Trust Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Grantor Trust Trustee, the Grantor Trust Certificate Registrar or any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Grantor Trust Agreement and the Grantor Trust created thereby shall terminate in accordance with Article VII of the Grantor Trust Agreement.

Ex. A-7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY

NUMBER OR OTHER IDENTIFYING

NUMBER OF ASSIGNEE

_______________________________________________________________________________________________

(please print or type name and address, including postal zip code, of assignee)

_______________________________________________________________________________________________

the within Certificate (Asset Backed Certificate No. issued by World Omni [Select] Auto [Receivables] Grantor Trust 20[ ]-[ ]), and all rights thereunder, hereby irrevocably constituting and appointing

__________________________________________________________________ attorney to transfer said Certificate on the books of the Grantor Trust Certificate Registrar, with full power of substitution in the premises.

Dated:		*

Signature Guaranteed:
*

* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

Ex. A-8

EXHIBIT B

FORM OF INVESTMENT LETTER

World Omni [Select] Auto [Receivables] Grantor Trust 20[ ]-[ ]

[250 Jim Moran Boulevard

Deerfield Beach, Florida 33442]

[                              ],

as Grantor Trust Trustee of World Omni [Select] Auto [Receivables] Grantor Trust 20[ ]-[ ]

[                  ]

[                              ]

as Paying Agent

[                  ]

Ladies and Gentlemen:

In connection with our purchase of record or beneficial ownership of the No. [    ] Asset Backed Certificate (the “Certificate”) of World Omni [Select] Auto [Receivables] Grantor Trust 20[ ]-[ ] (the “Trust”), the undersigned purchaser, record owner or beneficial owner hereby acknowledges, represents and warrants that such purchaser, record owner or beneficial owner:

(1)       is not, and has not acquired the Certificate by or for the account of, (a) (i) an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to the provisions of Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or (iii) any entity or account whose underlying assets include plan assets by reason of investment by an employee benefit plan or plan in such entity or account other than an “insurance company general account,” as defined in Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), whose underlying assets include less than 25% “plan assets” subject to ERISA, who is not and is not an affiliate of a person that has discretionary authority or control with respect to the assets of the Trust or provides investment advice for a fee (direct or indirect) with respect to the assets of the Trust, and for which the purchase and holding of Certificates is eligible and satisfies all conditions for relief under PTCE 95-60, or (b) any other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) (including, without limitation, non-U.S. or governmental plans) if such acquisition would result in a violation of any Similar Law;

(2)       did not acquire such Certificate through an established securities market or secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and any regulation thereunder; and

(3)       acknowledges that you and others will rely on our acknowledgments, representations and warranties made in connection with our purchase of record or beneficial ownership of the Certificate and agrees to notify you promptly in writing if any of our representations or warranties herein cease to be accurate and complete.

Ex. B-1

Name of Certificate Owner

By:

Name:
Title:
Date:

Ex. B-2

EXHIBIT C

CERTIFICATE OF TRUST OF
WORLD OMNI [SELECT] AUTO [RECEIVABLES] GRANTOR TRUST 20[    ]-[    ]

THIS Certificate of Trust of WORLD OMNI [SELECT] AUTO [RECEIVABLES] GRANTOR TRUST 20[    ]-[    ] (the “Trust”), is being duly executed and filed by the undersigned, not in its individual capacity but solely as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

Name. The name of the statutory trust formed hereby is World Omni [Select] Auto [Receivables] Grantor Trust 20[    ]-[    ].

Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are [    ],[    ].

Effective Date. This Certificate of Trust shall be effective upon filing.

* * * * *

Ex. C-1

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

[ ], not in its individual capacity but solely as Trustee

By:
Name:
Title:

Ex. C-2